Filed Pursuant to Rule 424(b)(3)

File Number: 333-128075

PROSPECTUS SUPPLEMENT NO. 1

to Prospectus declared effective on July 10, 2007,

AMERICAN DAIRY, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated August 1, 2007 and should be read in conjunction therewith. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

This Prospectus Supplement includes the attached Quarterly Report on Form 10-Q of American Dairy, Inc., for the three month period ended June 30, 2007, as filed with the Securities and Exchange Commission on August 14, 2007 and as amended on August 22, 2007.

Our common stock is traded on the NYSE Archipelago Exchange under the symbol “ADY”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 23, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q/A
(Amendment No. 1)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ________________

Commission File Number: 000-27351

American Dairy, Inc.
(Exact name of registrant as specified in its charter)

Utah	c
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2275 Huntington Drive #278
San Marino, CA 91108
(Address of principal executive offices)

(626) 757-8885
(Registrant's telephone number, including area code)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu, Beijing
The People’s Republic of China
(Former name, former address and former fiscal year if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐       Accelerated filer ☐          Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐     No ☒

APPLICABLE ONLY TO CORPORATE ISSUERS

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 16,479,288 shares as of July 30, 2007.

EXPLANATORY NOTE

American Dairy is filing this Amendment No. 1 to its Quarterly Report on Form 10-Q in order to attach as exhibits hereto which are referenced in the list of exhibits appearing in Part II, Item 6 hereof.

PART I -- FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements

2

AMERICAN DAIRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2007 AND DECEMBER 31, 2006

ASSETS
	June 30,	December 31,
	2007	2006
	(unaudited)
Current assets:
Cash	$106,251,487	$39,473,910
Accounts receivable
Trade-net of allowance for bad debts of $354,844 and $322,520, respectively	5,397,826	5,459,760
Employees	879,365	433,121
Other	978,662	452,728
Notes receivable	459,318	230,179
Inventories	15,685,612	13,913,766
Prepaid expenses	3,830,425	664,530
Advances to suppliers	2,705,198	1,301,935
Other tax refundable	654,004	1,365,214

Total current assets	136,841,897	63,295,143

Property and equipment:
Fixed assets, net of accumulated depreciation	44,904,961	36,981,569
Construction in progress	12,134,175	9,433,148

	57,039,136	46,414,717
Other assets:
Deposit	10,104,987	-
Goodwill	1,634,467	1,460,695

	11,739,454	1,460,695

Total assets	$205,620,487	$111,170,555

See accompanying notes to financial statements.

3

AMERICAN DAIRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2007 AND DECEMBER 31, 2006

LIABILITIES AND STOCKHOLDERS' EQUITY
	June 30,	December 31,
	2007	2006
	(unaudited)
Current liabilities:
Accounts payable and accrued expenses	$16,800,591	$13,263,315
Current portion of long term debt	5,128,216	5,103,197
Advances from related parties	147,002	119,911
Advances from employees	587,664	735,294
Deferred income	2,666,945	2,145,325
Short-term notes and loans payable	7,962,481	13,122,868

Total current liabilities	33,292,899	34,489,910

Long term debt, net of current portion shown above, net of discount of $1,403,895 and $1,715,871, respectively	98,348,092	16,936,654

Minority interest	498,688	-

Stockholders' equity:
Common stock, $.001 par value; 50,000,000 shares authorized; 15,971,070 and 15,831,820 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	15,971	15,832
Additional paid-in capital	19,090,040	17,834,429
Retained earnings	50,245,628	40,177,074
Accumulated other comprehensive income	4,129,169	1,716,656

Total stockholders' equity	73,480,808	59,743,991

Total liabilities and stockholders' equity	$205,620,487	$111,170,555

See accompanying notes to financial statements.

4

AMERICAN DAIRY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June, 30		Six Months Ended June, 30
	2007	2006	2007	2006
SALES	$41,514,018	$25,725,587	$77,521,388	$50,883,465
COST OF GOODS SOLD	23,196,735	12,880,859	41,699,461	25,245,965

Gross Profit	18,317,283	12,844,728	35,821,927	25,637,500

OPERATING AND ADMINISTRATIVE
EXPENSES:
Distribution expenses	11,093,294	7,190,917	20,104,071	14,011,139
General and administrative expenses	1,905,624	1,268,021	3,835,168	2,336,021
Depreciation	108,701	117,133	203,894	167,784

	13,107,619	8,576,071	24,143,133	16,514,944

Income from operations	5,209,664	4,268,657	11,678,794	9,122,556

OTHER INCOME (EXPENSE):
Refunds of VAT taxes	983,703	1,412,914	1,143,221	1,536,983
Other income (expense)	(3,998)	(258,066)	(3,484)	(250,743)
Interest and finance costs	(2,048,645)	(179,345)	(2,749,977)	(402,937)

	(1,068,940)	975,503	(1,610,240)	883,303

MINORITY INTEREST	-	17,807	-	20,608

INCOME BEFORE INCOME TAXES	4,140,724	5,261,967	10,068,554	10,026,467

(PROVISION FOR) BENEFIT FROM INCOME TAXES	-	-	-	-

NET INCOME	4,140,724	5,261,967	10,068,554	10,026,467

Other comprehensive income: Foreign currency translation adjustment	1,469,992	(65,606)	2,412,513	469,354

TOTAL COMPREHENSIVE INCOME	$5,610,716	$5,196,361	$12,481,067	$10,495,821

BASIC NET INCOME PER COMMON SHARE	$0.26	$0.36	$0.63	$0.70

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	15,951,732	14,579,828	15,900,884	14,373,202

DILUTED NET INCOME PER COMMON SHARE	$0.24	$0.31	$0.58	$0.61

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	18,981,890	17,113,560	18,949,528	16,860,107

See accompanying notes to financial statements.

5

AMERICAN DAIRY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,068,554	$10,026,467
Adjustments to reconcile net income to operating activities -
Depreciation	1,226,378	790,235
Bad debt expense	32,324	-
Compensation expense for stock issued	1,060,749	910,930
Interest expense from accrual of guaranteed redemption value	1,112,028	-
Interest expense from amortization of loan discount	311,976	-
Changes in assets and liabilites:
(Increase) decrease in -
Accounts and notes receivable	29,611	(1,551,400)
Other receivables	(525,934)	1,034,217
Employee receivables	(446,244)	(30,870)
Inventories	(1,771,846)	(1,206,440)
Prepaid expenses	(3,165,895)	527,951
Advances to suppliers	(1,403,263)	(337,131)
Other tax refundable	711,210	500,892
Increase (decrease) in -
Accounts payable and accrued expenses	3,537,276	304,036
Advances from related parties	27,091	31,423
Advances from employees	(147,630)	(238,471)
Deferred income	521,620	(8,312,410)

Net cash provided by (used in) operating activities	11,178,005	2,449,429

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(9,110,715)	(2,336,161)
Loans made on note receivable	(229,139)	-
Disposal of assets	42,323	-
Deposit	(10,104,987)	-
Acquisition of minority interest	(173,772)	(50,584)
Minority interest	498,688	-
Construction in progress	(2,701,027)	1,212,740

Net cash used in investing activities	(21,778,629)	(1,174,005)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt	118,388	3,875,000
Proceeds from long-term debt	80,000,000	391,630
Repayments of short-term debt	(5,321,812)	(3,082,614)
Repayments of long-term debt	(25,888)	(53,347)
Sale of common stock and capital contribution	195,000	345,848

Net cash provided by (used in) financing activities	74,965,688	1,476,517

Effect of exchange rate change on cash and cash equivalents	2,412,513	468,945

NET DECREASE IN CASH AND EQUIVALENTS	66,777,577	3,220,886

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	39,473,910	12,958,435

CASH AND CASH EQUIVALENTS, END OF PERIOD	$106,251,487	$16,179,321

See accompanying notes to financial statements.

6

AMERICAN DAIRY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Continued)

	Six Months Ended June 30,
	2007	2006
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid, net of capitalized amounts	$294,145	$156,807

Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended March 31, 2007, and 2006, the Company issued for services rendered 29,500 and 49,000 common shares, valued at $646,000 and $433,650, respectively.

See accompanying notes to financial statements.

7

AMERICAN DAIRY, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

1. DESCRIPTION OF BUSINESS

ORGANIZATIONAL STRUCTURE

American Dairy, Inc. ("American Dairy" or the "Company") was incorporated in the State of Utah on December 31, 1985, originally with the name of Gaslight, Inc. It was inactive until March 30, 1988 when it changed its corporate name to Lazarus Industries, Inc. and engaged in the business of manufacturing and marketing medical devices. This line of business was discontinued in 1991, and it became a non-operating public company shell. During 2003, the Company changed its name to American Dairy, Inc.

Effective May 7, 2003, American Dairy completed the acquisition of 100% of the issued and outstanding capital stock of American Flying Crane Corporation ("AFC"), a Delaware corporation. As a result, AFC became a wholly owned subsidiary of American Dairy.

AFC was incorporated on January 15, 2002 in Delaware, with 50,000,000 authorized shares of common stock at a par value of $0.001 per share and 10,000 of which authorized shares are currently issued and outstanding. AFC owns 100% of the registered capital of Heilongjiang Feihe Dairy Co., Limited ("Feihe Dairy") and Feihe Dairy in turn owns 100% of the registered shares of BaiQuan Feihe Dairy Co. Limited ("BaiQuan Dairy"), Heilongjiang Sanhao Dairy Co., Limited ("Sanhao Dairy") which was liquidated into BaiQuan Dairy during 2004, and 95% of Beijing Feihe Biotechnology Scientific and Commercial Co., Limited (Beijing Feihe) with the other 5% being held in trust for the Company. Feihe Dairy also owns 95% of the registered capital of Heilongjiang Feihe Kedong Feedlots Company Limited (“Kedong Feedlots”) and Heilongjiang Feihe GanNan Feedlots Company Limited (“GanNan Feedlots”).

American Dairy owns 100% of the registered capital of Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited (“Shanxi”) formed to develop and operate a walnut processing plant, as well as 100% of the registered capital of Langfang Flying Crane Dairy Products Co., Limited (“Langfang”) and GanNan Flying Crane Dairy Products Co., Limited (“GanNan”).

Currently, the principal core activity of AFC is investment holdings, while the principal core activities of Feihe Dairy, Sanhao Dairy and BiaQuan Dairy are manufacturing and distribution of dairy products under the Feihe trademarks. The principal core activity of Shanxi is the production and distribution of walnut powder. Shanxi commenced operations in October 2005. The principal core activity of Langfang is the packaging and distribution of the Flying Crane brand of products to Feihe Dairy. The intended principal core activity of GanNan is the production and sale of Flying Crane branded milk powder and soybean powder to Feihe Dairy. The intended principal core activities of Kedong Feedlots and GanNan Feedlots are the breeding and rearing of milk cows and distribution of fresh milk. The subsidiaries' principal country of operations is the People's Republic of China ("PRC").

Included in the condensed consolidated financial statements are the following subsidiaries:

•	American Flying Crane Corporation

•	Langfang Flying Crane Dairy Products Co., Limited

•	GanNan Flying Crane Dairy Products Co., Limited

•	Heilongjiang Feihe Dairy Co., Limited

•	BaiQuan Feihe Dairy Co., Limited

•	Beijing Feihe Biotechnology Scientific and Commercial Co., Limited

•	Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited

•	Heilongjiang Feihe Kedong Feedlots Company Limited

•	Heilongjiang Feihe GanNan Feedlots Company Limited.

8

2. BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and related notes. The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto for the year ended December 31, 2006.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the balance sheets of American Dairy, Inc. and subsidiaries as of June 30, 2007 and December 31, 2006 and the results of their operations for the three and six month periods ended June 30, 2007 and 2006 and cash flows for the six months ended June 30, 2007 and 2006. The results of operations for the three and six month periods ended June 30, 2007 and 2006 are not necessarily indicative of the results to be expected for the entire year.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies:

CONSOLIDATION POLICY - All significant inter-company transactions and balances within the Company are eliminated on consolidation.

CASH AND EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

ACCOUNTS RECEIVABLE - Provision is made against accounts receivable to the extent which they are considered to be doubtful. Accounts receivable in the balance sheet is stated net of such provision.

INVENTORIES - Inventories comprise raw materials, consumables and goods held for resale and are stated at the lower of cost or market value. Cost is calculated using the weighted average method and includes any overhead costs incurred in bringing the inventories to their present location and condition. Overhead costs included in finished goods inventory include direct labor cost and other costs directly applicable to the manufacturing process, including utilities, supplies, repairs and maintenance, and depreciation expense.

Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

CONSTRUCTION-IN-PROGRESS - All facilities purchased for installation, self-made or subcontracted are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including cost of facilities, installation expenses and the interest capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method less anticipated salvage values of 10% for financial statement purposes. Land use rights are being amortized on a straight-line basis over the term of the use agreement. The estimated useful lives for significant property and equipment categories are as follows:

9

Buildings	33 years
Plant and machinery	20 years
Motor vehicles	9 years
Computers and equipment	5 years

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. There were no impairments recorded at June 30, 2007 and December 31, 2006.

DEFERRED REVENUES - Revenue from the sale of goods or services is recognized when goods are delivered or services are rendered. Receipts in advance for goods to be delivered or services to be rendered in the subsequent year are carried forward as deferred revenue.

REVENUE RECOGNITION - Revenue from the sale of goods is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed. During the three months ended June 30, 2007 and 2006, the five major customers in total represented 11% and 6% of sales, respectively. No individual customer represented over 10% of sales during the three months ended June 30, 2007 and 2006. During the six months ended June 30, 2007 and 2006, the five major customers in total represented 13% and 8% of sales, respectively. No individual customer represented over 10% of sales during the six months ended June 30, 2007 and 2006.

Interest income is recognized when earned, taking into account the principal amounts outstanding and the interest rates applicable.

Other income includes value added tax rebates, profit from the sales of raw materials to third parties and sundry income.

FOREIGN CURRENCIES - The Company's principal country of operations is in The People's Republic of China. The financial position and results of operations of the Company are determined using the local currency ("Renminbi" or "Yuan") as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency ("US Dollars") are dealt with as an exchange fluctuation reserve in shareholders' equity.

Historically the local currency's exchange rate had been tied to the US Dollar at a rate of approximately 8.28 Yuan per US Dollar. Effective July 21, 2005 the Yuan was revalued to an effective exchange rate of approximately 8.11 Yuan per US Dollar. Subsequent to the revaluation the Yuan has been allowed to float within a specified range. As of June 30, 2007 and December 31, 2006, the exchange rate was 7.62 and 7.82 Yuan per US Dollar, respectively.

10

TAXATION - In accordance with the requirements of Statement of Financial accounting Standards No. 109 "Accounting For Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. For the three and six month periods ended June 30, 2007 and 2006, Feihe Dairy enjoyed a 100% tax holiday from enterprise income taxes. Therefore the only timing differences giving rise to deferred income taxes during these periods was the tax effect of the net operating loss carryforward at the parent company level, which was subject to a 100% valuation allowance.

A provision has not been made at June 30, 2007 for U.S. or additional foreign withholding taxes on approximately $33,057,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes. Under the Business Promotion Policy Concerning Income Tax on Foreign Enterprises promulgated by the QiQiHaEr City Municipal Government, foreign owned enterprises registered in QiQiHaEr City are entitled to a tax holiday of seven years for full EIT exemption as though the EIT has been paid during the tax holiday periods. The preferential tax treatment commenced in 2003 and will expire in 2009.

Value added tax

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

During the six months ended June 30, 2007 and 2006, the Kendong County Government had a policy of refunding amounts equal to 50% of the value added tax paid as an economic incentive to support the local economy through the employment the Company provides at its production facilities. These refunds which amounted to $983,703 and $1,412,914 for the three months ended June 30, 2007 and 2006, and $1,143,221 and $1,536,983 for the six months ended June 30, 2007 and 2006, respectively, are reflected in other income on the financial statements.

PRODUCT DISPLAY FEES - The Company has entered into a number of agreements with the resellers of its products, whereby the Company pays the reseller an agreed upon amount to display its products. As prescribed by the Emerging Issues Task Force Issue 01-09: Accounting for Consideration Given by a Vendor to a Customer, the Company has reduced sales by the amounts paid under these agreements. For the three months ended June 30, 2007, and 2006 these totaled $1,315,996, and $384,441, respectively. For the six months ended June 30, 2007, and 2006 these totaled $2,715,565, and $1,119,781, respectively.

11

The cost of products given to resellers as additional incentive is included as a component of cost of goods sold. During the three and six months periods ended June 30, 2007 the Company gave $3,051,075 and $4,083,096 respectively of product was given to resellers. The Company did not give any product to resellers during the comparable periods in 2006.

ADVERTISING COSTS - Advertising costs are charged to operations when incurred. Advertising expense totaled $6,596,256 and $5,094,740 during the three months ended June 30, 2007 and 2006, respectively, and totaled $11,276,573 and $9,260,479 during the six months ended June 30, 2007 and 2006, respectively.

SHIPPING AND HANDLING COSTS - The Company's shipping and handling costs are included in cost of sales for all periods presented.

RETIREMENT BENEFIT COST - According to the People's Republic of China regulations on pension, a company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% of the employees' salaries above a fixed threshold amount and the employees contribute 4% while the Company contributes the balance contribution of 16%. Wholly owned foreign enterprises are exempted from contribution to the retirement plan.

FAIR VALUE OF FINANCIAL STATEMENTS - The carrying amounts of certain financial instruments, including cash, accounts receivable, note receivable, other receivables, accounts payable, accrued expenses, advances from staff, notes payable and other payables approximate their fair values as of June 30, 2007 because of the relatively short-term maturity of these instruments.

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS - Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

NEW ACCOUNTING PRONOUNCEMENTS - In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS No. 155"), which amends FASB Statements No. 133 and 140. This Statement permits fair value remeasurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation, and broadens a Qualified Special Purpose Entity's ("QSPE") permitted holdings to include passive derivative financial instruments that pertain to other derivative financial instruments. This Statement is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring after the beginning of an entity's first fiscal year beginning after September 15, 2006. This Statement has no current applicability to the Company's financial statements. The Company adopted this Statement on January 1, 2007 and the initial adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS No. 156"). This Statement is effective for fiscal years beginning after September 15, 2006. This Statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement has no current applicability to the Company's financial statements. The Company adopted this Statement on January 1, 2007 and the initial adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

12

In June 2006, the FASB issued Interpretation 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. This Statement has no current applicability to the Company's financial statements. The Company adopted this Statement on January 1, 2007 and the initial adoption of FIN 48 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management is assessing the impact of the adoption of this Statement.

In September 2006, the FASB issued Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer's statement of financial position, (b) measurement of the funded status as of the employer's fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company's financial statements. The Company adopted this Statement on January 1, 2007 and the initial adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

In September 2006, the Securities Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB No. 108"). SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings and disclose the nature and amount of each individual error being corrected in the cumulative adjustment. SAB No. 108 was effective beginning January 1, 2007 and the initial adoption of SAB No. 108 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

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4. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains certain bank accounts in the PRC which are not protected by FDIC insurance or other insurance. Cash balances within the PRC totaled $71,530,109 as of June 30, 2007. As of June 30, 2007 the Company held $34,721,378 of cash balances within the United States of which $34,621,378 was in excess of FDIC insurance limits.

Geographic Concentration; Fluctuations in Regional Economic Conditions. Nearly all of American Dairy's sales are concentrated in China. Accordingly, American Dairy is susceptible to fluctuations in its business caused by adverse economic conditions in this country. American Dairy's products are priced higher than non-premium quality dairy products. Although American Dairy believes that the quality, freshness, flavor and absence of artificial ingredients in its products compensate for this price differential, there can be no assurance that consumers will be willing to pay more for such products in unfavorable economic conditions, or at all. Difficult economic conditions in other geographic areas into which American Dairy may expand may also adversely affect its business, operations and finances.

The Company provides credit in the normal course of business. Substantially all customers are located in The People's Republic of China. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

Substantially all of the Company's fixed assets and operations are located in the Peoples Republic of China.

The Company is self-insured for all risks and carries no liability or property insurance coverage of any kind.

Substantially all of the Company's profits are generated from operations in mainland China.

5. INVENTORIES

Inventories consist of the following as of June 30, 2007 and December 31, 2006:

	June 30,	December
	2007	31, 2006
Raw and partially processed materials	$5,096,900	$4,405,270
Work in progress	7,292,418	329,867
Finished goods	3,296,294	9,178,629
	$15,685,612	$13,913,766

6. TAX REFUNDABLE

Tax refundable represents valued added tax refundable from the local governments in The People's Republic of China.

7. TRANSACTIONS WITH RELATED PARTIES

As of June 30, 2007 and December 31, 2006 the Company had the following balances due to its officers and directors:

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	June 30,	December 31,
Name	2007	2006
Leng You-bin	$27,366	$31,013
Other officers and directors	119,636	88,898
	$147,002	$119,911

These balances are non-interest bearing and due on demand.

8. FIXED ASSETS

Fixed assets consist of the following as of June 30, 2007 and December 31, 2006:

	June 30,	December 31,
	2007	2006
Buildings	$29,162,945	$21,869,643
Plant and machineries	18,779,693	16,736,439
Motor vehicles	799,522	784,823
Computers and equipment	842,239	722,302
	49,584,399	40,113,207
Less: Accumulated depreciation	(4,679,438)	(3,131,638)
	$44,904,961	$36,981,569

Depreciation expense totaled $624,134 and $450,013, respectively, for the three months ended June 30, 2007 and 2006 of which $515,433 and $332,880 , were included as a component of cost of goods in the respective periods. Depreciation expense totaled $1,226,378 and $790,235, respectively, for the six months ended June 30, 2007 and 2006 of which $1,022,484 and $622,451 , were included as a component of cost of goods in the respective periods.

9. CONSTRUCTION-IN-PROGRESS

The Company had major construction projects under construction at June 30, 2007 and December 31, 2006 as detailed below:

	June 30,	December 31,
	2007	2006
Feihe Dairy processing facilities	$2,324,667	$808,318
Langfang production factory facilities	1,380,640	5,045,811
GanNan production factory facilities	8,428,868	3,579,019
	$12,134,175	$9,433,148

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10. ADVANCES FROM EMPLOYEES

Advances from employees represented temporary funding by employees to improve cash flow and working capital of the Company. The advances were unsecured, interest free and repayable within one year.

11. DEFERRED INCOME

Receipts in advance represent advances from customers and for which goods have not been delivered as of the balance sheet date. Receipts in advance for goods to be delivered or services to be rendered in the subsequent year are carried forward as deferred revenue.

12. NOTES PAYABLE

Short term notes and loans payable consist of the following as of June 30, 2007 and December 31, 2006:

	June 30,	December
	2007	31, 2006
Unsecured, non-interest bearing obligation to an unrelated company, Repayable upon demand	$—	$1,031,461

Note payable to a bank, bearing interest at 5.85% per annum, secured by a loan guarantee, payable with interest upon maturity	3,937,008	3,836,317

Note payable to a bank, bearing interest at 5.36% per annum, secured by loan guarantees, payable with interest upon maturity	1,968,504	3,196,931

Note payable to a bank, bearing interest at 0.51% per month, secured by a loan guarantee, payable with interest upon maturity	--	1,918,159

Note payable to a related party, bearing interest at 5.85% per annum, unsecured, payable with interest upon maturity	367,454	358,056

Notes payable to raw materials suppliers for settlement of purchases	1,056,339	2,141,944

Unsecured, non-interest bearing obligation to county finance department, with no fixed repayment terms	633,176	640,000
	$7,962,481	$13,122,868

13. LONG-TERM DEBT

The Company is in violation of certain loan covenants which require insurance coverage. Under the provisions of the covenants, the Company is considered in default of these covenants, and all debt may be due upon demand. This debt consists of the following as of June 30, 2007 and December 31, 2006:

	June 30,	December
	2007	31, 2006
Series B convertible notes, bearing interest at 7.5% per annum, payments $2,500,000 due on June 30, 2007 and August 14, 2007, convertible to common stock at a conversion price of $10.00 per share	$5,000,000	$5,000,000

Convertible notes, bearing interest at 7.75% per annum due on October 3, 2009, convertible to common stock at $14.50 per share, net of discount of $1,403,895 and $1,715,871 at June 30, 2007 and December 31, 2006, respectively	16,796,104	16,484,129

Guaranteed senior secured convertible notes, bearing interest at 1% per annum, maturing on June 1, 2012, convertible to common stock at an initial conversion price of $24.00 per share, including guaranteed redemption accrual of $1,112,028	81,112,028	--

Note payable to a bank, bearing interest at 5.76%, secured by plant and machinery, payable in 96 monthly installments	537,730	547,794

Unsecured obligation, bearing interest at 5.64%, to a city finance department	23,622	--

Note payable to a finance company, secured by a vehicle, payable in 60 monthly installments	6,824	7,928

	103,476,308	22,039,851

Less: current portion of long-term debt	(5,128,216)	(5,103,197)
	$98,348,092	$16,936,654

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On October 3, 2006, convertible notes in the amount of $18,200,000 including warrants to purchase 251,000 shares of common stock at $14.50 per share were issued. The value of the warrants of $1,871,859 was recorded as a discount to the value of the notes and will be amortized to interest expense over the term of the notes.

Pursuant to the terms of an Investor Registration Rights Agreement, dated as of October 3, 2006, executed in connection with the issuance of convertible notes in the amount of $18,200,000, the Company is required to file with the Securities and Exchange Commission a registration statement. The original deadline for filing such registration statement was January 2, 2007, and, under the terms of the agreement, the Company is subject to a penalty of 2% of the outstanding principal on the notes for each month of such delinquency. The Company has received waivers with respect to such deadline from these note holders to date and accordingly has not accrued any of such penalties.

Series B convertible notes maturing on June 30, 2007, in the amount of $2,500,000 plus accrued interest were converted into shares of common stock of the Company in July, 2007.

Principal payments due by year for the next five years and thereafter on these notes are as follows:

Fiscal year ended December 31,	Amount
2007	$5,128,216
2008	97,770
2009	18,297,770
2010	97,770
2011	97,770
Thereafter	81,160,907
104,880,203
Less discount	(1,403,895)
$103,476,308

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14. CONVERTIBLE NOTES PAYABLE

On June 1, 2007, the Company entered into an amended and restated Notes Purchase Agreement, (the “Purchase Agreement”) for the sale of 1% Guaranteed Senior Secured Convertible Notes in an aggregate principal amount of up to US $80,000,000 (the “Purchase Amount”). Also on June 1, 2007, the Company completed the first closing under the Purchase Agreement (the “First Closing”). Pursuant to the First Closing, the Company issued 1% Guaranteed Senior Secured Convertible Notes aggregate principal amount of US $60,000,000 to Citadel Equity Fund Ltd. (“Citadel”) for gross proceeds of US $60,000,000 (the “First Closing Notes”).
The First Closing Notes were issued under an Indenture, dated as of June 1, 2007, between American Dairy, our wholly-owned subsidiary, American Flying Crane Corporation, as Guarantor, and The Bank of New York as Trustee. The First Closing Notes were issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”) to non-US persons.

On June 27, 2007, the Company completed the second closing under the Purchase Agreement (the “Second Closing”). Pursuant to the Second Closing, the Company issued 1% Guaranteed Senior Secured Convertible Notes in an aggregate principal amount of US $20,000,000 to certain existing investors who exercised a right of first refusal, resulting in gross proceeds to the company of US $20,000,000 (the “Second Closing Notes”. The First Closing Notes and Second Closing Notes shall collectively be referred to as the “June 2007 Notes”).

The Second Closing Notes were issued pursuant to Regulation D under the Act to accredited investors in the United States. In connection with the Second Closing, the Company entered into a separate Indenture, dated as of June 27, 2007.

The June 2007 Notes bear an annual interest rate of 1%. All the net proceeds will be used for the Company’s working capital and acquisition plan.

Under the June 2007 Notes indenture, the June 2007 Notes are convertible, by the holders thereof, at any time on or prior to maturity, into common shares of the Company initially at the conversion price of $24 per share (subject to adjustment in certain circumstances, including semi-annual reset of the conversion price and upon occurrence of certain dilutive events, in each case subject to certain conditions). If the June 2007 Notes are not converted before maturity, the June 2007 Notes will be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the June 2007 Notes then outstanding plus an additional amount of 18.0% per annum, calculated on an annual compounded basis, plus any accrued and unpaid interest.

As of June 30, 2007, the Company has accreted $1,112,028 of the additional redemption amount related to the June 2007 Notes, which amount is included in interest expense.

The indenture, notes purchase agreement and investor rights agreement related to the June 2007 Notes contain various covenants that may limit the Company’s discretion in operating its business. In particular, the Company is limited in its ability to merge, consolidate or transfer substantially all of its assets, issue stock of subsidiaries, incur additional debt and create liens on assets to secure debt. In addition, if there is a default, or if the Company does not maintain certain financial covenants or does not maintain borrowing availability in excess of certain pre-determined levels, the June 2007 Notes may be accelerated with the balance becoming due and payable immediately and the Company may be unable to incur additional indebtedness, make restricted payments (including paying cash dividends on capital stock) or redeem or repurchase capital stock.  As of June 30, 2007, the Company has complied with all the required note covenants.

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Following is a schedule of increases in redemption value by year:

American Dairy Inc
Schedule of Guaranteed redemption values on $80 million loan

	Increase in redemption	Total increase in	Monthly
Period	value per $100,000	Redemption Value	Accrual

Six months ended December 1, 2007	$8,628	$6,902,240	$1,150,373

Six months ended June 1, 2008	9,372	7,497,760	1,249,627

Six months ended December 1, 2008	10,181	8,144,648	1,357,441

Six months ended June 1, 2009	11,059	8,847,352	1,474,559

Six months ended December 1, 2009	12,013	9,610,608	1,601,768

Six months ended June 1, 2010	13,050	10,439,872	1,739,979

Six months ended December 1, 2010	14,176	11,340,608	1,890,101

Six months ended June 1, 2011	15,399	12,319,056	2,053,176

Six months ended December 1, 2011	16,727	13,381,912	2,230,319

Six months ended June 1, 2012	18,171	14,536,488	2,422,748

	$128,776	$103,020,544

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15. MINORITY INTEREST

At December 31, 2005, the minority interest represents the proportionate share (40%) of equity of Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited Shanxi) owned by Licheng Santai Technology Enterprises Co., Limited. At December 31, 2005, the Company owned 60% of Shanxi’s registered capital stock. In 2006, the Company made additional capital contributions to the funded registered capital, which increased its ownership to 97%. The Company subsequently acquired the remaining 3% minority interest for a total cash consideration of $1,918,841. The purchase price for the acquired minority interest in the assets and liabilities of Shanxi was allocated as follows:

Purchase price	$1,918,841
Repayment of minority interest advance	(85,624)
Net purchase price	1,833,217

Current assets	46,054
Fixed assets, net	190,856
236,910

Accounts payable and accrued expenses	18,722
Short-term loans - secured	19,438
38,160

Net assets acquired	198,750

Excess of purchase price over fair value of assets acquired	$1,634,467

The amounts paid in excess of the fair value of the net assets acquired has been recorded as goodwill as of June 30, 2007.

16. CAPITAL STOCK

The Company has 50,000,000 shares of authorized Common Stock with a par value of $.001 per share.

During the six months ended June 30, 2007 and 2006, the Company had stock transactions detailed below:

The Company issued 49,250 and 88,250 shares, respectively, of restricted common stock valued at $1,060,749 and $910,930, respectively, to the board and others for services.

The Company issued 90,000 and 172,761 shares, respectively, of common stock pursuant to the exercise of warrants, resulting in proceeds of $195,000 and $345,848, respectively, to the Company.

17. INCOME TAX

Enterprise income tax (“EIT”) in The People's Republic of China is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes. No income tax has been provided as Feihe Dairy is entitled to a tax holiday of seven years for full EIT exemption as though the EIT has been paid during the tax holiday periods.

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The tax holiday resulted in tax savings as follows:

	Three Months Ended June 30		Six Months Ended June 30,
	2007	2006	2007	2006
Approximate tax savings	$1,254,000	$2,016,000	$2,664,000	$3,929,000

Benefit per share
Basic	$0.08	$0.14	$0.17	$0.27
Diluted	$0.07	$0.12	$0.15	$0.23

The Company has a U.S net operating loss carryforward of approximately $8,600,000 which will begin expiring in 2023. For financial reporting purposes the deferred tax asset of $3,311,000 associated with this loss carryforward is fully reserved as of June 30, 2007.

Although it is not anticipated in the foreseeable future, should the Parent company receive dividends from its foreign subsidiaries, these dividends would be fully taxable, subject to an offset for foreign taxes paid on these earnings. The Company has not provided any accrual for any tax liabilities that might be incurred for the receipt of dividends from its foreign subsidiaries.

  In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company adopted FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” as of January 1, 2007. The adoption of this Interpretation had no effect on the Company’s consolidated financial statements. The Company is subject to U.S. federal income tax as well as income tax of the Peoples Republic of China. The Company is continuing its practice of recognizing interest and/or penalties related to income tax matters as general and administrative expenses.

Feihe Dairy has enjoyed a tax holiday in the PRC granted by state officials. The company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the company believes that the total amount of unrecognized tax benefits as of June 30, 2007, is not material to its results of operations, financial condition or cash flows. The company also believes that the total amount of unrecognized tax benefits as of June 30, 2007, if recognized, would not have a material effect on its effective tax rate. The company further believes that there are no tax positions for which it is reasonably possible, based on current tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

18. EARNINGS PER SHARE

Statement of Financial Accounting Standards No. 128, Earnings Per Share, requires presentation of basic and diluted earnings per share (EPS), as defined, on the face of the statements of operations for all entities with complex capital structures. SFAS No. 128 requires a reconciliation of the numerator and denominator of the basic and diluted earnings per share (EPS) computations:

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	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
For the three months ended June 30, 2007

Basic EPS income available to Common shareholders	$4,140,724	15,951,732	$.26

Effect of dilutive securities:
Convertible notes	450,293	1,900,942	$(.00)
Warrants issued	—	1,129,216	$(.02)

Diluted EPS income available to Common shareholders	4,591,017	18,981,890	$.24

For the three months ended June 30, 2006

Basic EPS income available to Common shareholders	$5,261,967	14,579,828	$.36

Effect of dilutive securities:
Warrants issued	—	2,007,794	$(.04)
Convertible notes	108,000	525,938	$(.01)

Diluted EPS income available to Common shareholders	$5,369,967	17,113,560	$.31

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
For the six months ended June 30, 2007

Basic EPS income available to Common shareholders	$10,068,554	15,900,884	$.63

Effect of dilutive securities:
Convertible notes	896,668	1,900,942	$(.01)
Warrants issued	—	1,147,701	$(.04)

Diluted EPS income available to Common shareholders	$10,965,222	18,949,528	$.58

For the six months ended June 30, 2006

Basic EPS income available to Common shareholders	$10,026,467	14,373,202	$.70
Effect of dilutive securities:
Warrants issued	—	1,960,968	$(.08)
Convertible notes	250,000	525,937	$(.01)

Diluted EPS income available to Common shareholders	$10,276,467	16,860,107	$.61

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19. STOCK OPTIONS AND WARRANTS

Effective May 7, 2003, the Company adopted and approved its 2003 Incentive Stock Plan (the "Plan") which reserved 3,000,000 shares of Common Stock for issuance under the Plan. The Plan allows the Company to issue awards of incentive non-qualified stock options, stock appreciation rights, and stock bonuses to directors, officers, employees and consultants of the Company which may be subject to restrictions. The Company applies FASB 123(r) and related interpretations in accounting for its plan. Compensation for services that a corporation receives under FASB 123(r) through stock-based compensation plans should be measured by the quoted market price of the stock at the measurement date less the amount, if any, that the individual is required to pay. Compensation expense of $414,750 and $1,060,749 was recorded during the three and six months ended June 30, 2007 related to the Plan, compared to compensation expense of $477,280 and $910,930 that was recorded during the three and six months ended June 30, 2006.

As of June 30, 2007, the Company had 1,455,941 warrants outstanding at an average exercise price of $4.25 per warrant for one share each of the Company's common stock. The warrants will expire at various dates, with 1,204,941 expiring in 2009, and the balance of 251,000 expiring in 2012.

Information with respect to outstanding warrants to service providers is as follows:

		Average
		Exercise
	Shares	Price
Outstanding warrants at December 31, 2006	1,545,941	$4.29
Warrants granted	--
Exercised	(90,000)
Expired	—	—
Outstanding warrants at June 30, 2007	1,455,941	$4.25

Warrants Outstanding			Warrants Exercisable
Shares	Average	Average	Shares	Average
Outstanding	Remaining	Exercise	Outstanding	Exercise
June 30, 2007	Life (Years)	Price	June 30, 2007	Price
1,455,941	2.8	$4.25	1,455,941	$4.25

20. COMMITMENTS

As of June 30, 2007, the Company has future commitments to acquire land use rights totaling $275,070, for construction obligations of $6,881,943, and to pay future advertising costs totaling $1,148,781.

As of June 30, 2007, there were no minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year.

Rent expense incurred during the three months ended June 30, 2007 and 2006 totaled $22,002 and $18,540, respectively. Rent expense incurred during the six months ended June 30, 2007 and 2006 totaled $49,802 and $34,540, respectively.

In accordance with the terms and conditions of a Sale and Purchase Agreement dated July 25, 2003, the Company has agreed to acquire land use rights and a factory in Kedong County for a total consideration of $401,000. At the Company's option the liability could be settled through payment of cash consideration or through the issuance of 200,000 shares of its common stock. This option had not expired as of December 31, 2006. The Company accrued the liability during the year ended December 31, 2004. As of June 30, 2007 the Company had not settled the commitment

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21. DEPOSIT

On June 27, 2007 the Company made a short term interest free loan in the amount of $10,104,987 to an acquisition entity for the purpose of making a deposit or advance payment for the purchase of an equity interest in Ausnutria Dairy (Hunan) Company Ltd., a privately held distributor of high-quality nutritional, powdered milk and infant formula products based in Changsha, Hunan Province, China. The acquisition entity in turn advanced these funds to the shareholders of Ausnutria Dairy (Hunan) Company Ltd as a deposit towards the purchase.

This deposit was made in connection with a letter of intent dated June 27, 2007. Pursuant to the letter of intent, the deposit gives the acquisition entity sixty days to enter into a definitive purchase agreement. If a definitive agreement is not reached in sixty days, the deposit is to be refunded and the loan is to be repaid. If a definitive agreement is reached, the loan will be converted to a capital contribution. For financial reporting purposes this loan has been treated as a deposit towards the purchase of an equity interest.

The transactions contemplated by the letter of intent are intended to result in the Company acquiring a 49% equity interest in Ausnutria Dairy (Hunan) Company Ltd.

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Forward-Looking Information

When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions, and financial trends that may affect the Company's future plans of operations, business strategy, operating results, and financial position. Persons reviewing this report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. These risks and uncertainties, many of which are beyond our control, include (i) the sufficiency of existing capital resources and the Company's ability to raise additional capital to fund cash requirements for future operations; (ii) volatility of the stock market; and (iii) general economic conditions. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, such expectations may prove to be incorrect.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We must make estimates of the collectibility of accounts receivable. We analyze historical write-offs, changes in our internal credit policies and customer concentrations when evaluating the adequacy of our allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if we make different judgments or use difference estimates. As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes. This process involves estimating our current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent that we establish a valuation allowance or increase this allowance in a period, we must include a tax provision or reduce our tax benefit in the statements of operations. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We believe, based on a number of factors including historical operating losses, that we will not realize the future benefits of a significant portion of our net deferred tax assets and we have accordingly provided a full valuation allowance against our deferred tax assets. However, various factors may cause those assumptions to change in the near term.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Overview

Effective May 7, 2003, American Dairy completed the acquisition of 100% of the issued and outstanding capital stock of American Flying Crane Corporation (formerly called American Dairy Holdings, Inc.), a Delaware corporation. As a result, AFC became a wholly-owned subsidiary of American Dairy. For financial reporting purposes, this transaction was treated as a recapitalization of American Flying Crane and the historical figures prior to May 7, 2003 represent the activities of American Flying Crane.

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Results of Operations

Comparison of operations for the three months and six months ended June 30, 2007 with the three and six months ended June 30, 2006:

Revenues

For the quarter ended June 30, 2007, sales increased by $15,788,431 or 61% quarter-on-quarter to $41,514,018, as compared to sales of $25,725,587 for the corresponding quarter in 2006. The second quarter's sales revenues represented average monthly sales revenues of approximately $13,838,006 as compared to average monthly sales revenues of approximately $8,575,196 for the corresponding quarter in 2006. This represents an average monthly increase of $5,262,810 or 61% as compared to the corresponding quarter in 2006.

For the six month period ended June 30, 2007, sales increased by $26,637,923 or 52%, to $77,521,388, as compared to sales of $50,883,465 for the corresponding six month period in 2006. The sales revenues for the six month period ended June 30, 2006 represented average monthly sales revenues of approximately $25,840,462 as compared to average monthly sales revenues of approximately $16,961,155 for the corresponding six month period in 2006. This represents an average monthly increase of $8,879,307 or 52% as compared to the corresponding six month period in 2006.

The reasons for the favorable variance in sales revenues for the three and six month periods ended June 30, 2007 were as follows:

- Our sales network has expanded the distribution of the Company’s products.

- Increase in sales quantities of several major products such as milk powder with nucleotides series and CPP series in the first quarter and first half of 2007 as compared to the corresponding periods in 2006 and, in particular, a shift toward higher quality/higher-end products. The CPP and nucleotide series, which have higher gross margins relative to our other products, together generated over 60% of the Company's revenues during the first quarter.

- Increase in overall sales volume by 2,259,557 kilograms or 37% quarter-on-quarter to 8,357,065 kilograms for the quarter ended June 30, 2007 compared to the same corresponding quarter in 2006 of 6,097,508 kilograms. For the six month period, overall sales   volume increased by 3,537,130 kilograms or 28% to 15,902,599 kilograms for the quarter ended June 30, 2007 compared to the corresponding six month period in 2006 of 12,365,469 kilograms.

- The average selling price per kilogram of all products during the quarter ended June 30, 2007 increased by $0.74 per kilogram, or approximately   17%, as compared to the quarter ended June 30, 2006. The average selling price of all products during the six months ended June 30, 2007 increased by $0.71 per kilogram, or   approximately 16.4%, as compared to the six months ended June 30, 2006.

Accordingly, the favorable variance in sales revenues was mainly attributed to increases in sales volume and average selling price.

Net Income

During the three months ended June 30, 2007, the Company’s net income decreased $1,121,243, or 21% quarter-on-quarter, to $4,140,724 from $5,261,967 for the comparable quarter in 2006. During the six month period ended June 30, 2007, the Company’s net income increased $42,087, or 0.4%, to $10,068,554 from $10,026,467 for the comparable six month period in 2006.

Our fully diluted net income per common share was $0.24 for the second quarter of 2007, as compared to $0.31 for the second quarter of 2006. For the six months ended June 30, 2007, our fully diluted net income per common share was $0.58, as compared to $0.61 for the comparable period in 2006.

The decrease in net income for the second quarter is attributable to increased slotting fees and product incentives paid to retailers in the second quarter of 2007 in connection with the Company’s efforts to increase its market share in existing markets and expand into new markets. In the second quarter of 2007, the Company incurred slotting fees of approximately $1,358,743 and product incentives in the amount of $3,051,075. During the six months ended June 30, 2007, the cost of slotting fees and product incentives increased to $6,798,661, as compared to $1,119,781 during the first six months of 2006. This compares to slotting fees of $384,441 and no product incentives in the second quarter of 2006. The Company expects to continue to incur slotting fees and product incentives as a means of expanding its marketshare in the Chinese market. However, the slotting fees and product incentives are not deemed necessary to maintain the Company’s current share. In addition, during the second quarter of 2007, the Company incurred substantial financing costs in connection with the convertible note offering completed in June, 2007 (See “Recent Development”, below).

Cost of Goods, Gross Profit and Gross Margin
For the quarter ended June 30, 2007, cost of goods sold increased by $10,315,876 or 80% quarter-on-quarter to $23,196,735 compared to cost of goods of $12,880,859 for the same corresponding quarter in 2006. Quarter-on-quarter increases in cost of goods sold of 80% exceeded our quarter on quarter increases in sales of 59%. For the six months ended June 30, 2007, cost of goods sold increased by $16,453,496 or 65% to $41,699,461 compared to cost of goods of $25,245,965 for the corresponding six month period in 2006. For the six months, increases in cost of goods of 65% exceeded increases in revenues of 49%.

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For the quarter ended June 30, 2007, gross profit increased by $5,472,555 or 43% quarter-on-quarter to $18,317,283, as compared to gross profit for the corresponding quarter in 2006 of $12,844,728. Gross profit margin (the ratio of gross profit to revenue, expressed as a percentage) decreased to approximately 44% for the quarter ended June 30, 2007 compared to approximately 50% for the corresponding quarter in 2006. For the six months ended June 30, 2007, gross profit increased by $10,184,427 or 40%, to $35,821,927, as compared to gross profit for the corresponding period in 2006 of $25,637,500. Gross profit margin (the ratio of gross profit to revenue, expressed as a percentage) decreased to 46% for the six months ended June 30, 2007 compared to approximately 51% for the corresponding six month period in 2006.

The increase in cost of goods sold and decrease in gross profit margin is primarily attributable to increases in slotting fees and product incentives paid to retailers in the second quarter of 2007 in connection with the Company’s efforts to increase its market share in existing markets and expand into new markets.

Expenses

Distribution and other operating costs represented expenditures in connection with the distribution of our products. For the quarter ended June 30, 2007, distribution expenses increased by $3,902,377 or approximately 54% quarter-on-quarter to $11,093,294, as compared to $7,190,197 for the corresponding quarter in 2006. For the six months ended June 30, 2007, distribution expenses increased by $6,092,932 or approximately 43% to $20,104,071, as compared to $14,011,139 for the corresponding six month period in 2006. Variance in distribution expenses was principally attributable to increases in slotting and product incentive costs.

General and administrative expense increased by $637,603 or 50% to $1,905,624 during the three months ended June 30, 2007 from $1,268,021 during the same period in 2006. During the six months ended June 30, 2007, general and administrative expense increased by $1,499,147 or 64% to $3,835,168 from 2,336,021 for the corresponding period in 2006. The increase is due primarily to (i) increases in staff salaries, insurance expense and other administrative costs at the Company’s Heilongjiang Feihe Dairy subsidiary, and (ii) an increase in legal and accounting fees at the parent company level.

During the quarters ended June 30, 2007 and 2006, we incurred 2,048,645 and 179,345, respectively, of interest and financing costs associated with debts. During the six months ended June 30, 2007 and 2006, we incurred 2,749,977 and 402,937, respectively, of interest and financing costs associated with debts. The additional interest expense is attributable to the convertible note offering completed in June 2007 (See “Recent Development”, below).

Our overall inventories increased $1,771,846, or approximately 13% from $13,913,766 at December 31, 2006 to $15,685,612 at June 30, 2007. Our inventories of raw and partially processed materials increased by $691,630, or approximately 16% during that period, from $4,405,270 at December 31, 2006 to $5,096,900 at June 30, 2007. Our raw materials consist of demineralized whey powder (DWP) and raw milk. Our inventories of finished goods decreased $5,882,335, or 64%, from 9,178,629 at December 31, 2006 to $3,296,294 at June 30, 2007. The increase in overall inventories was primarily due to increased production capacity.

Liquidity and Capital Resources

Working Capital . At June 30, 2007, we had working capital of approximately $103.5 million.   We anticipate that we will have adequate working capital in the foreseeable future. However, we may wish to borrow additional amounts or sell shares of our common stock to realize additional funds in order to expand and grow its operations. However, there can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us.

Operating Activities . For the six months ended June 30, 2007, net cash flows from operating activities was approximately $11,178,005 compared with net cash flows from operating activities of approximately $2,449,429 for the six months ended June 30, 2006. The increase in net cash flows from operating activities was attributable primarily to a decrease in deferred income of approximately $8.3 million during the first six months of 2006, which resulted in an equivalent decrease in cash flows from operations during that period. During 2007, deferred income increased by approximately $500,000.

Investing Activities. During the six months ended June 30, 2007, net cash used in investing activities increased by approximately $20,604,624 to $21,778,629 from $1,174,005. This increase was due primarily to funds advanced in connection with a potential acquisition, property and equipment expenditures, and construction costs in connection with the Company’s processing and production facilities.

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Financing Activities. Net cash from financing activities during the six month period ended June 30, 2007 was approximately $74,965,688 as compared to $1,476,517 during the six months ended June 30, 2006. This increase in net cash from financing activities was due to the completion of our convertible note financing in June, 2007. See “Recent Development” below.

Based upon our short term liabilities, we believe our cash and cash equivalents are adequate to satisfy our working capital needs and sustain our ongoing operations for the next twelve months. In the event of an unanticipated shortfall, we have access to a line of credit with the Construction Bank of China to fund our operations.

Contractual Obligations. The following table is a summary of the Company's contractual obligations as of June 30, 2007:

		Less than	1-3	3-5	More than
Contractual obligations	Total	1 year	years	years	5 years
Long-term debt obligations	$102,364,281	$5,128,216	$17,089,415	$97,770	$80,048,880
CIP (construction-in-progress) obligations	6,881,943	6,881,943	--	--	--
Building acquisition commitments	--	--	--	--	--
Land use rights commitments	$275,070	$6,408	$12,816	$12,816	$243,030
Advertising contract obligations	$1,148,781	$1,148,781	--	--	--
Operating lease commitments	--	--	--	--	--

Total	$110,670,075	$13,165,348	$17,102,231	$110,586	$80,291,910

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American Dairy has a credit facility in place with a limit of approximately $2 million which is provided by a branch of the China Construction Bank and details of which are as follows:

Lender:	Qiqihaer Branch of China Construction Bank
Credit Limit:	Approximately $2 million (¥15 million RMB)
Interest Rate:	5.115% monthly
Maturity Date:	August 25, 2007

The loan contains a covenant requiring American Dairy to seek the consent of the lender prior to taking certain actions or engaging in certain transactions such as financings or guaranties of other loans, restructuring, significant asset sales or investments and related party transactions. The agreements also provides for payment in full of all amounts due on the loans in the event of certain adverse circumstances affecting American Dairy such as production stoppages, events that have an adverse affect on our business and bankruptcy.

We currently have an outstanding balance on this credit facility of ¥ 15 million RMB (approximately $1,894,000 USD). The principal amount is due on maturity, and no payment schedules apply. We are planning to pay the entire principal amount on the maturity date. We believe that we would be able to obtain another loan should the need arise.

We are in violation of certain loan covenants which require insurance coverage. Under the provisions of the covenants, we are considered to be in default of these covenants, and all debt under the relevant financing agreements may be due upon demand. As of June 30, 2006, our long-term debt obligations were $98,348,092 in the aggregate (net of current portion). We have not had any discussions with our lenders regarding this technical default and have not received any demand for payment. Any such demand would require that we utilize funds which are currently earmarked for our expansion and acquisition program, including bringing our new facilities into full operation, in order to pay any amounts so demanded. However, we intend to obtain the required insurance coverage by September 30, 2007.

Recent Developments

Convertible Note Offering

On June 1, 2007, we entered into an amended and restated Notes Purchase Agreement, (the “Purchase Agreement”) for the sale of our 1% Guaranteed Senior Secured Convertible Notes (the “June 2007 Notes”) in an aggregate principal amount of up to US $80,000,000 (the “Purchase Amount”) to Citadel Equity Fund Ltd. (“Citadel”) and completed the first closing under the Purchase Agreement, resulting in gross proceeds to our company of US $60,000,000 (the “First Closing”).

The Notes were issued under an Indenture, dated as of June 1, 2007, (the "Indenture") between American Dairy, our wholly-owned subsidiary, American Flying Crane Corporation, as Guarantor, and The Bank of New York as Trustee (the "Trustee"). The Notes issued in the First Closing were issued pursuant to Regulation S under the Securities Act, to non-US persons.

Holders of our outstanding 7.75% Convertible Notes referenced above, including the selling securityholders herein, are entitled, pursuant to a right of first refusal, to purchase, in the aggregate, up to US $20,000,000 of the Purchase Amount. Certain of these investors exercised this right of first refusal, notifying us of their intention to purchase the entire remaining $20,000,000. Because the participation of these investors was contemplated by the documents pertaining to the First Closing, these investors were added as parties to the Purchase Agreement pursuant to the execution of an Accession Letter, a form of which had been attached as an exhibit to the Purchase Agreement when it was originally executed on June 1, 2007. Accordingly, we completed the second closing under the Purchase Agreement on June 27, 2007, resulting in gross proceeds to our company of US $20,000,000 (the “Second Closing”). The Notes issued in the Second Closing were issued pursuant to Regulation D under the Securities Act to accredited investors in the United States. In connection with the Second Closing, we entered into a separate Indenture, dated as of June 27, 2007.

The June 2007 Notes mature on June 1, 2012 (the “Maturity Date”), at which time we will be required to redeem the Notes at a redemption price equal to $228,775.78 for every $100,000 of Notes then outstanding, which amount is reduced if the redemption event occurs earlier. The redemption price is calculated to effect a gross yield on the principal of 18% per annum, calculated on an annual compounded basis. In addition, we may be required to make additional payments of up to 5.0% of the then outstanding principal amount of the Notes if certain conditions set forth in the Indentures are not met (the “Additional Payments”). These conditions include failure to complete a Qualifying IPO (as defined below) (3%), failure to engage one of a list of auditing firms for the fiscal 2008 (1%) and failure to appoint one of such listed firms as its 2008 auditor by May 1, 2008 (1%).

The June 2007 Notes will be convertible into shares of our common stock at the option of the holders of the June 2007 Notes at an initial conversion price of $24.00, subject to adjustment upon the occurrence of certain events such as our issuance of additional convertible or derivative securities or common stock at a price below the conversion price under the notes or our effecting a stock split or similar change in our capitalization. In addition, the conversion rate is subject to adjustment semi-annually to equal a quotient obtained by dividing (i) $100,000 by (ii) the volume weighted average price of our common stock over the thirty trading days preceding the relevant adjustment date. The conversion rate will not be reduced to an amount lower than $12.00 per share in case of any such semi-annual adjustment.

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The Notes bear interest at the rate of 1% per annum, payable semi-annually, subject to adjustment (the “Interest Rate”). The Interest Rate will increase by 5.0% if we fail to complete a “Qualifying IPO”, as defined in the Indentures to mean a public offering of our common stock that results in:

(i) at least 25% of our issued and outstanding share capital being publicly held by non-affiliates of our company or certain permitted affiliates,

(ii) the product of (x) the number of shares of our common stock (including share underlying other convertible securities) and (y) the closing sale price of our common stock on the date of listing in connection with the Qualifying IPO, shall be at least $500,000,000 (unless otherwise agreed by the holders of a majority in aggregate principal amount of all Notes then outstanding),

(iii) the minimum number of holders of our common stock as is required by the securities exchange on which it is then listed, and

(iv) listing of our common stock on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or any other market consented to by the holders of a majority in aggregate principal amount of the June 2007 Notes then outstanding.

The payment and performance of our obligations to the holders of the Notes and Trustee is guaranteed by our subsidiary, American Flying Crane Corporation.

In addition, pursuant to a Share Pledge Agreement, the Notes and Guarantees will be secured by (i) a perfected first-priority lien on all of our equity interests in AFC and, to the extent permitted under the PRC law, the PRC Subsidiaries and (ii) a pledge of 2,664,340 shares of our common stock held by Mr. Leng You-Bin, our Chief Executive Officer.

Pursuant to the Purchase Agreement, we have agreed to use our best efforts to complete a public offering of our common stock by December 1, 2008. Our failure to complete a public offering by December 1, 2008 can result in Interest Rate Adjustments and certain Additional Payments, as described above.

In connection with the Purchase Agreement, we also entered into a registration rights agreement (the "June 2007 Registration Rights Agreement") and an investor rights agreement (the “Investor Rights Agreement”). The June 2007 Registration Rights Agreement provides for the filing of a registration statement with the SEC for the registration of the shares of common stock issuable upon conversion of the Notes. We are obligated to file the registration statement 90 days after the later of (x) the Closing Date and (y) the date on which we become eligible to file the registration statement (the “Eligibility Date”). In addition, we are obligated to use reasonable efforts to cause the registration statement to become effective within 180 days after the Eligibility Date. The Investor Rights Agreement, among other rights, grants Citadel a right of first refusal on future securities offerings by us prior to the Maturity Date. Pursuant to a Joinder Agreement between American Dairy and its subsidiaries on the one hand and each of the purchasers of the Notes in the Second Closing on the other these purchasers were granted all rights and privileges under the Share Pledge Agreement, the June 2007 Registration Rights Agreement and the Investor Rights Agreement.

In connection with the Purchase Agreement, we also entered into a Non-Competition Agreement with each of our Chief Executive Officer, Leng You-Bin, and our Chief Financial Officer, Liu Hua. Each agreement has a term extending until June 1, 2012 and prevents the relevant officer from soliciting any business away from American Dairy or its subsidiaries or participating in any business that (1) currently competes with or is reasonably likely to compete with our business in the future or (2) is engaged in an undertaking or enterprise which is substantially similar to our business (whether in the United States, the PRC or any other country). Our business is defined for purposes of the agreement as the processing, manufacturing, marketing and/or distributing of soybean powder, walnut powder, rice cereal, milk powder, and other dairy and related food products in the PRC or any other country, including any other activities related thereto. The agreement also prohibits the officer from soliciting employees and independent contractors away from our company and otherwise competing and from divulging company confidential information and trade secrets. The agreement requires that the officers continue their employment with the company during the term (unless terminated for cause) as well as their board membership.

Deposit Towards Purchase of Equity Interest

On June 27, 2007 the Company made a short term interest free loan in the amount of $10,104,987 to an acquisition entity for the purpose of making a deposit or advance payment for the purchase of an equity interest in Ausnutria Dairy (Hunan) Company Ltd., a privately held distributor of high-quality nutritional, powdered milk and infant formula products based in Changsha, Hunan Province, China. The acquisition entity in turn advanced these funds to the shareholders of Ausnutria Dairy (Hunan) Company Ltd as a deposit towards the purchase.

This deposit was made in connection with a letter of intent dated June 27, 2007. Pursuant to the letter of intent, the deposit gives the acquisition entity sixty days to enter into a definitive purchase agreement. If a definitive agreement is not reached in sixty days, the deposit is to be refunded and the loan is to be repaid. If a definitive agreement is reached, the loan will be converted to a capital contribution. For financial reporting purposes this loan has been treated as a deposit towards the purchase of an equity interest.

The transactions contemplated by the letter of intent are intended to result in the Company initially acquiring a 49% equity interest in Ausnutria Dairy (Hunan) Company Ltd.

The Company plans to file an amendment to this Form 10-Q to fully disclose the terms of the proposed transaction, including copies of any definitive transaction documents.

Capital Contributions to PRC Subsidiaries

In June, 2007, the Company made capital contributions in an aggregate amount of approximately $9.48 million to two majority-owned subsidiaries registered in the People’s Republic of China. The planned activities of the subsidiaries are the breeding and rearing of cows and the distribution of fresh milk. The subsidiaries are not expected to commence operations until 2008.

Critical Accounting Policies

Certain amounts included in or affecting our consolidated financial statements and related disclosures must be estimated, requiring us to make certain assumptions with respect to values or conditions that cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions affect the amounts we report for assets and liabilities and our disclosure of contingent assets and liabilities at the date of our financial statements. We routinely evaluate these estimates, utilizing historical experience, consultations with experts and other methods we consider reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

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In preparing our consolidated financial statements and related disclosures, we must use estimates in determining the economic useful lives of our assets, the fair values used to determine possible asset impairment charges, provisions for uncollectible accounts receivable, exposures under contractual indemnifications and various other recorded or disclosed amounts. However, we believe that certain accounting policies are of more significance in our consolidated financial statement preparation process than others, which policies are discussed below. See also Note 3 to the consolidated financial statements for a summary of our significant accounting policies.

Estimates of Allowances for Bad Debts - We must periodically review our trade and other receivables to determine if all are collectible or whether an allowance is required for possible uncollectible balances.

Estimate of the useful lives of property and equipment - We must estimate the useful lives and proper salvage values of property and equipment. We must also review our property and equipment for possible impairment or obsolescence.

Inventory - We must determine whether it has any obsolete or impaired inventory. Please refer to the Notes to the financial statements included elsewhere in this filing for a more complete listing of all of the Company's critical accounting policies.

New Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for certain contracts entered into or modified by the Company after June 30, 2003. The adoption of SFAS 149 had no impact on the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Instruments with Characteristics of Both Debt and Equity" (SFAS 150). SFAS 150 requires liability classification for three types of instruments: 1) Mandatory redeemable shares that obligate the company to deliver cash or other assets to shareholders on fixed or determinable dates; 2) Freestanding written put options and forward purchase contracts on a company's own shares that obligate the company to deliver cash or other assets, and 3) Contracts that obligate a company to issue its own shares in amounts that are unrelated to, or inversely related to, the value of the shares. The adoption of SFAS 150 had no impact on the Company's financial position, results of operations, or cash flows.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (SFAS 151). SFAS 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued a revision of SFAS No. 123 "Share-Based Payment" (SFAS 123). SFAS 123 establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees.

The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of liability instrument based on its current fair value; the fair value of that award will be recalculated subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period.

The grant-date for fair value of employee share options and similar instruments will be estimated using option- pricing models adjusted for the unique characteristics of these instruments.

The statement was effective for the quarter beginning January 1, 2006. The Company adopted SFAS 123R on January 1, 2006 using the modified prospective method. The Company has no outstanding stock options or unvested stock compensation and SFAS 123R had no effect on the consolidated financial statements.

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SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”, SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and No. 140”, SFAS No. 156 “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140”, SFAS No. 157 “Fair Value Measurement”, SFAS 158 “Employer's Accounting for Defined Benefit and Other Postretirement Plans”, and FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” were recently issued. SFAS No. 152, 155, 156, and 158 have no current applicability to the Company and have no significant effect on the consolidated financial statements.

Management is currently assessing the effect, if any, that the adoption of SFAS 157 and SFAS 159 will have on the reporting of future operations.

In June of 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”. This interpretation clarifies the accounting and reporting of uncertainty in income taxes recognized in an enterprise's financial statements. This Interpretation will be effective for fiscal years beginning after December 15, 2006. The Company implemented this Interpretation on January 1, 2007 and it did not have a material impact on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings and disclose the nature and amount of each individual error being corrected in the cumulative adjustment. SAB No. 108 is effective beginning January 1, 2007 and the initial adoption of SAB No. 108 did not have a material impact on the Company's financial position, results of operations, or cash flows.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

There have been no material changes in quantitative or qualitative disclosure about market risk since December 31, 2006.

As of June 30, 2007, the Company had not entered into any type of hedging or interest rate swap transaction.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures . The Company’s Chief Executive Officer/President and its Chief Financial Officer/principal accounting officer , after evaluating the effectiveness of the Company’s disclosure controls and procedures (as defined in the Securities Exchange Act of 1943, Rule 13a-15(e) and 15d-15(e)) as of June 30, 2007, have concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed and summarized and reported on a timely basis and is accumulated and communicated to the Company’s management, including its principal executive officers as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Controls . In connection with their evaluation, the certifying officers identified no changes in the Company’s internal control over financial reporting during the Company’s fiscal quarter ended June 30, 2007 that materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

None.

Item 1A. Risk Factors

General

We expect to incur costs related to our planned expansion and growth into new plants and ventures which may not prove to be profitable. Moreover, any delays in our expansion plans could cause our profits to decline and jeopardize our business.

We anticipate that our proposed expansion of our milk processing plants may include the construction of new or additional facilities. American Dairy's cost estimates and projected completion dates for construction of new production facilities may change significantly as the projects progress. In addition, American Dairy's projects will entail significant construction risks, including shortages of materials or skilled labor, unforeseen environmental or engineering problems, weather interferences and unanticipated cost increases, any of which could have a material adverse effect on the projects and could delay their scheduled openings. A delay in scheduled openings will delay American Dairy's receipt of increased sales revenues, which, when coupled with the increased costs and expenses of our expansion, could cause a decline in our profits.

Our plans to finance, develop, and expand American Dairy's milk processing facilities will be subject to the many risks inherent in the rapid expansion of a high growth business enterprise, including unanticipated design, construction, regulatory and operating problems, and the significant risks commonly associated with implementing a marketing strategy in changing and expanding markets. These projects may not become operational within their estimated time frames and budgets as projected at the time American Dairy enters into a particular agreement, or at all. In addition, American Dairy may develop projects as joint ventures in an effort to reduce its financial commitment to individual projects. The significant expenditures required to expand our milk processing plants may not ultimately result in increased profits.

When our future expansion projects become operational, American Dairy will be required to add and train personnel, expand our management information systems and control expenses. If we do not successfully address American Dairy's increased management needs or are otherwise unable to manage our growth effectively, American Dairy's operating results could be materially and adversely affected.

Our products may not achieve market acceptance. We are currently selling our products principally in northern China. Achieving market acceptance for American Dairy's products, particularly in new markets, will require substantial marketing efforts and the expenditure of significant funds. There is substantial risk that any new markets may not accept or be as receptive to our products. Market acceptance of our current and proposed products will depend, in large part, upon our ability to inform potential customers that the distinctive characteristics of our products make them superior to competitive products and justify their pricing. Our current and proposed products may not be accepted by consumers or able to compete effectively against other premium or non-premium dairy products. Lack of market acceptance would limit our revenues and profitability.

Changing consumer preferences make demand for our products unpredictable. American Dairy is subject to changing consumer preferences and nutritional and health-related concerns. Our business could be affected by certain consumer concerns about dairy products, such as the fat, cholesterol, calorie, sodium and lactose content or contamination of such products. A significant percentage of customers in China are lactose intolerant, and may therefore prefer other beverages. American Dairy could become subject to increased competition from companies whose products or marketing strategies address these consumer concerns more effectively.

Adverse medical research relating to milk and demand for milk could decrease the demand for our products. Periodically, medical and other studies are released and announcements by medical and other groups are made which raise concerns over the healthfulness of cow's milk in the human diet. A study may be published or an announcement made concerning the healthfulness of cow's milk which may result in a decrease in demand for dairy products in China.

Our planned growth may require more raw milk than is available and could diminish the quality of our dairy products. The supply of raw milk may be insufficient to meet demand which would limit our growth. Moreover, as we attempt to implement our growth strategy, it may become difficult to maintain current levels of quality control. Thus, concerns over quality control could also limit our growth. The raw milk used in our products is supplied to American Dairy by numerous local farms under output contracts. The supply of raw milk from local farms may not be sufficient to meet increased demand for our products associated with our proposed marketing efforts. Also, increased production to meet demand may compromise quality. An inadequate supply of raw milk, coupled with concern over quality control, could limit our ability to grow, cause our earnings to decline and make our business less profitable.

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Possible volatility of raw milk costs makes our operating results difficult to predict, and a steep cost of increase could cause our profits to diminish significantly. The current policy of China since the mid-1990s has focused on moving the industry in a more market-oriented direction. These reforms have resulted in the potential for greater price volatility relative to past periods, as prices are more responsive to the fundamental supply and demand aspects of the market. These changes in China's dairy policy could increase the risk of price volatility in the dairy industry, making our net income difficult to predict. Also, if prices are allowed to escalate sharply, our costs will rise which will lead to a decrease in profits.

The loss of any of our key executives could cause an interruption of our business and an increase in our expenses if we are forced to recruit a replacement; we have no key-man life insurance covering these executives. American Dairy is highly dependent on the services of Leng You-Bin and Liu Hua, and the loss of their services would have a material adverse impact on our operations. These individuals have been primarily responsible for the development of American Dairy and the development and marketing of our products. American Dairy has not applied for key-man life insurance on the lives of these executives but may do so in the future.

The milk business is highly competitive and, therefore, we face substantial competition in connection with the marketing and sale of our products. In general, milk products are price sensitive and affected by many factors beyond our control, including changes in consumer tastes, fluctuating commodity prices and changes in supply due to weather, production, feed costs and natural disasters. Our products compete with other premium quality dairy brands as well as less expensive, non-premium brands. American Dairy's milk faces competition from non-premium milk producers distributing milk in our marketing area and other milk producers packaging their milk in glass bottles, and other special packaging, which serve portions of our marketing area. Most of our competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than American Dairy, and have products that have gained wide customer acceptance in the marketplace. The largest competitors of American Dairy are state-owned dairies owned by the government of China. Large foreign milk companies have also entered the milk industry in China. The greater financial resources of such competitors will permit them to procure retail store shelf space and to implement extensive marketing and promotional programs, both generally and in direct response to advertising claims by American Dairy. The milk industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. We may be unable to compete successfully or our competitors may develop products which have superior qualities or gain wider market acceptance than ours.

Lack of property and general liability insurance expose American Dairy to the risk of loss of our property as well as liability risks in the event of litigation against our company. American Dairy and its subsidiaries do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of our business operations. As a result, any material loss or damage to our properties or other assets could lead to an increase in costs to replace or repair lost or damaged property and, possibly, a decline in revenues from lost use of the lost or damaged property. Also, personal injuries arising from our business operations, could significantly increase our costs for attorneys' fees as well as the payment of any damages arising out of the litigation. Any of the above would cause lost profits.

Our lack of insurance also constitutes a breach of covenants requiring such insurance in our long-term financing agreements and could impede our ability to obtain future financing. We are in violation of certain loan covenants which require insurance coverage. Under the provisions of our financing agreements, we are considered to be in default of these covenants, and all debt under the relevant financing agreements may be due upon demand. As of June 30, 2007, our long-term debt obligations were approximately $98,348,092 in the aggregate (net of current portion). If these lenders demand repayment we would have to utilize funds currently earmarked for expansion and acquisitions programs to repay these loans. This risk, coupled with our lack of insurance in general, could impede our ability to obtain future funding.

As we increase the scale of our operations, we may be unable to maintain the level of quality we currently attain by producing our products in small batches. Our products are manufactured in small batches with milk from the farms of local farmers. We may be unable to maintain the quality of our dairy products at increased levels of production. Increased production levels may cause American Dairy to modify its current manufacturing methods and will necessitate the use of milk from other additional sources. A decline in the quality of our products could damage American Dairy's business, operations and finances.

We face the potential risk of product liability associated with food products. American Dairy faces the risk of liability in connection with the sale and consumption of milk products and soybean products should the consumption of such products cause injury, illness or death. Such risks may be particularly great in a company undergoing rapid and significant growth. American Dairy currently maintains no product liability insurance. Any insurance which we may obtain in the future may be insufficient to cover potential claims or the level of insurance coverage needed may be unavailable at a reasonable cost. A partially or completely uninsured successful claim against American Dairy would drive up our costs to defend such claim or pay damages and could cause reputational damage which would hurt our revenues. Either of these results would in turn reduce our profitability.

Doing business in China involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions. Since the late 1970s, the government of the PRC has been reforming the Chinese economic system. These reforms have resulted in significant economic growth and social progress. These policies and measures may from time to time be modified or revised. Adverse changes in economic policies of the Chinese government or in the laws and regulations, if any, could have a material adverse effect on the overall economic growth of China, and could adversely affect our business operations.

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Extensive regulation of the food processing and distribution industry in China could increase our expenses resulting in reduced profits. American Dairy is subject to extensive regulation by China's Agricultural Ministry, and by other county and local authorities in jurisdictions in which its products are processed or sold, regarding the processing, packaging, storage, distribution and labeling of our products. Applicable laws and regulations governing our products may include nutritional labeling and serving size requirements. Our processing facilities and products are subject to periodic inspection by national, county and local authorities. We believe that we are currently in substantial compliance with all material governmental laws and regulations and maintain all material permits and licenses relating to our operations. Nevertheless, we may fall out of substantial compliance with current laws and regulations or may be unable to comply with any future laws and regulations. To the extent that new regulations are adopted, American Dairy will be required to conform its activities in order to comply with such regulations. Our failure to comply with applicable laws and regulations could subject American Dairy to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, operations and finances.

  The Chinese currency, "Renminbi," is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations in the future. We rely on the Chinese government's foreign currency conversion policies, which may change at any time, in regard to our currency exchange needs. We receive substantially all of our revenues in Renminbi, which is not freely convertible into other foreign currencies. In China, the government has control over Renminbi reserves through, among other things, direct regulation of the conversion of Renminbi into other foreign currencies and restrictions on foreign imports. Although foreign currencies which are required for "current account" transactions can be bought freely at authorized Chinese banks, the proper procedural requirements prescribed by Chinese law must be met. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the Chinese government. This type of heavy regulation by the Chinese government of foreign currency exchange restricts certain of our business operations and a change in any of these government policies, or any other, could further negatively impact our operations which could result in a loss of profits.

Fluctuations in the exchange rate between the Chinese currency and the United States dollar could adversely affect our operating results. The functional currency of our operations in China is "Renminbi". However, results of our operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could cause our profits, and therefore our stock prices, to decline.

In order for our China subsidiaries to pay dividends to American Dairy, a conversion of Renminbi into US dollars is required which, if prohibited by the Chinese government, would cause an interruption in our operating cash flow. Under current Chinese law, the conversion of Renminbi into foreign currency generally requires government consent. Government authorities may impose restrictions that could have a negative impact in the future on the conversion process and upon the ability of American Dairy to meet its cash needs, and to pay dividends to its shareholders. Although, our subsidiaries' classification as wholly - owned foreign enterprises ("WOFEs") under Chinese law permits them to declare dividends and repatriate their funds to American Dairy in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so. Any inability to repatriate funds to American Dairy would in turn prevent payments of dividends to our shareholders.

Lack of bank deposit insurance puts our funds at risk of loss from bank foreclosures or insolvencies. American Dairy maintains certain bank accounts in China that are not insured and are not protected by FDIC insurance or other insurance. As of June 30, 2007, American Dairy held $71,530,109 in bank accounts in China. If a Chinese bank holding our funds experienced insolvency, it may not permit us to withdraw our funds which would result in a loss of such funds and reduction of our net assets.

Limited and uncertain trademark protection in China makes the ownership and use of our trademark uncertain. American Dairy has obtained trademark registrations for the use of our trade name "Feihe", which has been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to our milk products. We believe our trademark is important to the establishment of consumer recognition of our products. However, due to uncertainties in Chinese trademark law, the protection afforded by our trademark may be less than we currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, we may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact our trademark could have a material adverse effect on our business, operations and finances.

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Our lack of patent protection could permit our competitors to copy our trade secrets and formulae and thus gain a competitive advantage. American Dairy has no patents covering our products or production processes, and we expect to rely principally on know-how and the confidentiality of our formulae and production processes for our products and our flavoring formulae in producing competitive product lines. Any breach of confidentiality by our executives or employees having access to our formulae could result in our competitors gaining access to such formulae. The ensuing competitive disadvantage could reduce our revenues and our profits.

Dividends paid to American Dairy, as the U.S. parent company, would be subject to U.S. corporate income tax. American Dairy has not accrued any tax liability associated with the possible payment of dividends to the U.S. parent company. Such a tax would be an added expense appearing on our income statement which would reduce our net income.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our stock in the public marketplace could reduce the price of our common stock. Future sales of large amounts of our common stock by the selling securityholders could adversely affect the market price of our common stock. On July 9, 2007, there were 15,971,070 shares of our common stock outstanding. The selling securityholders may sell up to 1,821,245 shares of common stock pursuant to this offering. In addition, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the issuer that has satisfied a two-year holding period. Sales of a large number of shares of common stock by the selling securityholders in the public market could adversely affect the market price and thus could impair our future ability to generate funds through sales of common stock or other equity or equity-based securities.

Our officers, directors and certain of our stockholders beneficially own a significant percentage of our outstanding voting stock, which gives them substantial control over our business and may have the effect of delaying or preventing a change in control . Our Chief Executive Officer and President beneficially owns 8,892,135 shares of our common stock, and our officers and directors as a group beneficially own 8,951,835 shares in the aggregate. We also have a significant securityholder who holds in excess of 10% of our outstanding common stock, as well as notes and warrants convertible into additional shares of our common stock. As a result, these individuals can exert significant control over our business and operations and their ownership percentages can cause a delay in or actually prevent a change in control of American Dairy.

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "expect", "plans", "intends", "anticipate", "believe", "estimate" and "continue" or similar words and are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should read statements that contain these words carefully because they discuss its future expectations, contain projections of its future results of operations or of its financial condition or state other "forward-looking" information. American Dairy believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that American Dairy is not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this report, provide examples of risks, uncertainties and events   that may cause American Dairy's actual results to differ materially from the expectations American Dairy describes in its forward-looking statements. Before you invest in the Common Stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this report could have a material adverse effect on its business, operating results and financial condition.

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Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On July 11, 2007, the registrant issued shares of its common stock to the following investors pursuant to the conversion of the registrant’s Series B Convertible Notes in the amounts indicated for each investor at a conversion price of $10.00 per share:

Pike Capital Partners, LP:	30,486	shares of common stock for note principal
	4,572	shares for the accrued interest
Total:	35,058	shares.

Pike Capital Partners (QP), LP:	219,514	shares of common stock for note principal
	32,928	shares for the accrued interest
Total:	252,442	shares.

Item 3. Defaults Upon Senior Securities

The Company is in violation of certain loan covenants which require insurance coverage. Under the provisions of the covenants, the Company is considered in default of these covenants, and all debt may be due upon demand. This debt consists of the following as of June 30, 2007:

June 30,
2007
Series B convertible notes, bearing interest at 7.5% per annum, payments $2,500,000 due on June 30, 2007 and August 14, 2007, convertible to common stock at a conversion price of $10.00 per share	$5,000,000

Convertible notes, bearing interest at 7.75% per annum due on October 3, 2009, convertible to common stock at $14.50 per share, net of discount of $1,403,895 and $1,715,871 at June 30, 2007 and December 31, 2006, respectively	16,796,104

Guaranteed senior secured convertible notes, bearing interest at 1% per annum, maturing on June 1, 2012, convertible to common stock at an initial conversion price of $24.00 per share, including guaranteed redemption accrual of $1,112,028	81,112,028

Note payable to a bank, bearing interest at 5.76%, secured by plant and machinery, payable in 96 monthly installments	537,730

Unsecured obligation, bearing interest at 5.64%, to a city finance department	23,622

Note payable to a finance company, secured by a vehicle, payable in 60
monthly installments	6,824
103,476,308
Less: current portion of long-term debt	(5,128,216
$98,348,092

We have not had any discussions with our lenders regarding this technical default and have not received any demand for payment. Any such demand would require that we utilize funds which are currently earmarked for our expansion and acquisition program, including bringing our new facilities into full operation, in order to pay any amounts so demanded.

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Item 4. Submission of Matters to a Vote of Security Holders

None.

Item 5. Other Information

None.

Item 6. Exhibits
(a)	Exhibits
10.1	Loan Agreement by and between American Dairy, Inc. and Moveup Limited

10.2	Equity Purchase Agreement by and among Moveup Limited , Hunan Mulin Modern Food Company, Ltd., Australia Ausnutria Dairy Pty., Chen Yuanrong and Ausnutria Dairy (Hunan)Company Ltd.

10.3	Share Subscription Agreement by and between Moveup Limited and Ausnutria Dairy International Ltd.

10.4	Share Subscription Agreement by and between Ausnutria Dairy International Ltd. and American Dairy, Inc.

31.1	Certification of Leng You-Bin

31.2	Certification of Liu Hua

32	Certification of Leng You-Bin and Liu Hua

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Dairy, Inc.

Date: August 21, 2007	By:	/s/ Leng You-Bin

Leng You-Bin, Chief Executive Officer and President

By:	/s/ Liu Hua

Liu Hua, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer

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CONFIDENTIAL

SHARE SUBSCRIPTION AGREEMENT

by and between

MOVEUP LIMITED

and

AUSNUTRIA DAIRY INTERNATIONAL LTD.

Dated: August 12, 2007

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT, dated as of August 12, 2007 (this “Agreement”), is entered into by and between:

(1)	Moveup Limited, a company incorporated under the laws of Samoa, as the issuer (the “Company”), and

(2)	Ausnutria Dairy International Ltd., a company incorporated under the laws of Cayman Islands, as the subscriber (the “Subscriber”)

Each of (1) and (2) shall be referred to as a “Party”, and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is authorized to issue 1,000,000 one class and one series ordinary shares with par value of US$1.00, out of which 1 share has been issued and is currently outstanding;

WHEREAS, the Company has entered into an Equity Purchase Agreement to purchase 100% of the equity interest in Ausnutria Dairy (Hunan) Company Ltd. (the “Target Company”), currently an equity joint venture established under the laws of the People’s Republic of China, from its current shareholders;

WHEREAS, American Dairy, Inc. (“ADY”) has made a loan (the “Loan”) to the Company in the amount of $10 million under a Loan Agreement dated June 28, 2007 (the “Loan Agreement”) for the purposes of making a deposit or advance payment by the Company for the acquisition of the Target Company;

WHEREAS, the Subscriber desires to invest in the Company, and the Company desires to accept the investment and issue certain number of its ordinary shares of capital to the Subscriber (the “New Shares”) pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

1.1 Definitions.

As used in this Agreement, and unless the context requires a different meaning, the capitalized terms not defined elsewhere in this Agreement have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Samoa, New York and the PRC are authorized or required by law or executive order to close.

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“Charter Documents” mean the Memorandum and Articles of Association of the Company.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the government of the PRC and any other relevant jurisdiction).

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“PRC” has the meaning set forth in the recitals of this Agreement, and for the purpose of this Agreement shall exclude Hong Kong, Taiwan and Macau.

“US$” means United States dollars.

2. SUBSCRIPTION OF NEW SHARES

2.1 Subscription and Issuance of Shares Subscriber hereby agrees to subscribe for, and the Company hereby agrees to issue to Subscriber as of the date hereof, the total number of 10,000 New Shares with par value of US$1.00 per share at the total purchase price of US$ 10 million (the “Subscription Price”).

2.2 Payment  Subscriber will pay the Subscription Price by assuming all of the Company’s obligations under the Loan Agreement, including repayment of the Loan on behalf of the Company.

2.3 Registration of Member  The Company shall, as promptly as practicable, register the Subscriber as holder of 10,000 ordinary shares in its Register of Members. If requested by Subscriber, the Company shall deliver to Subscriber a share certificate issued in the name of Subscriber evidencing the 10,000 New Shares issued to Subscriber.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to the Subscriber as of the date hereof that:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of Samoa and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

3.2 All corporate action required to be taken by the Company and its officers and directors necessary for the authorization, execution, delivery of this Agreement and to issue the New Shares hereunder, has been taken or will be taken as required under the Charter Documents or applicable law. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws or other laws affecting creditor’s rights generally or by general equitable principles.

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3.3 The authorized capital of the Company consists of 1, 000, 000 shares, 1 share of which has been issued and is outstanding prior to the execution of this Agreement. The sole outstanding share has been duly authorized and validly issued and was issued in compliance with the Charter Documents.

3.4 The New Shares, when issued and subscribed in accordance with the terms and conditions set forth in this Agreement, will be validly issued and free of restrictions on transfer other than those under the Charter Documents and applicable laws.

3.5 The execution, delivery and performance by the Company of this Agreement and the consummation of the transaction contemplated hereby or compliance by the Company with any of the provisions hereof will not result in, with or without the passage of time and giving of notice, (i) a violation of any provision of any laws applicable to the Company or to the transactions contemplated herein, (ii) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (iii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber represents and warrants to the Company as of the date hereof that:

4.1 The Subscriber is a company duly organized, validly existing and in good standing under the laws of Cayman Islands, and has all requisite corporate power and legal capacity and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute its valid and legally binding obligation, enforceable against the Subscriber in accordance with its terms except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws or other laws affecting creditor’s rights generally or by general equitable principles.

4.2 The execution, delivery and performance by Subscriber of this Agreement, and the consummation of the contemplated transaction hereunder, do not and will not conflict with, contravene, result in violation or breach of or default (with or without the giving of notice or the lapse of time or both): (a) any law applicable to the Subscriber or any of its properties or assets; (b) any contract, agreement or other instrument to which the Subscriber is a party or by which its properties or assets may be bound, except for violations and defaults that, individually and in the aggregate, would not materially impair the ability of the Subscriber to perform its obligations hereunder.

4.3 The Subscriber hereby confirms, that the New Shares to be acquired by the Subscriber will be acquired for investment for the Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

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4.4 The Subscriber acknowledges that all share certificates evidencing the New Shares subscribed hereunder shall bear (i) the following legend:

“These securities have been acquired for investment and have not been registered under the US Securities Act of 1933 or the securities laws of any state and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an exemption therefrom.” and

(ii) any legend required by any applicable securities law.

5. TERMINATION OF AGREEMENT

5.1 Termination.

(a) This Agreement may be terminated by mutual written consent of the Company and the Subscriber.

6. MISCELLANEOUS

6.1 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with confirmation of transmission report) or (iii) one (1) Business Day following the day sent by any of the following reputable international courier: EMS, DHL or FEDEX or three (3) Business Days after such dispatch in the case of international deliveries, in each case at the following addresses and facsimile numbers:

(a)	if to the Company:

MOVEUP LIMITED
Offshore Chambers
PO Box 217
Apia Samoa

with a copy to:
Weil, Gotshal & Manges LLP
38/F Tower 2 Plaza 66
1366 Nan Jing Road (W)
Shanghai 200040
The People's Republic of China
Fax: 86-21-6288-3866
Attention: Kevin Ban

5

(b)	If to the Subscriber

AUSNUTRIA DAIRY INTERNATIONAL LTD.
c/o Corporate Filing Services Limited
4th Floor, Harbour Centre, PO Box 613
Grand Cayman KY1-1107, Cayman Islands
Fax:__________________
Attn: President

with a copy to:
AMERICAN DAIRY, INC.
Star City Int'l Bldg., No. 10 Jiuxianqiao Rd., C-16th FL
Chaoyang District
Beijing, China 100016
Fax: 86 10 8456 7768

6.2 Successors and Assigns; Third Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

6.3 Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by a facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

6.4 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof:

6.5 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CAYMAN ISLANDS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

6.6 Arbitration.

(a) Except as otherwise provided in this agreement, any dispute or claim arising out of or in connection with or relating to this agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration. The Company and the Subscriber shall each select one arbitrator, and the third arbitrator shall be selected by the chairman of HKIAC. The place of arbitration shall be in Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 66.5 . Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

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(b) Unless the arbitration tribunal shall determine or rule otherwise, the costs and expenses of the arbitration, including the fees of the attorneys shall be borne by the losing side.

(c) Any award made by the arbitration tribunal shall be final and binding on each side to the dispute. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the arbitration tribunal so that there shall be no appeal to any court of law from the award of the arbitration tribunal.

(d) This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

6.7 Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

6.8 Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings between the Parties with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

MOVEUP LIMITED

By:	/s/ Michael Tung
Name: Michael Tung
Title: Director

SUBSCRIBER:

AUSNUTRIA DAIRY INTERNATIONAL LTD.

By:	/s/ Michael Tung
Name: Michael Tung
Title: Director

EXECUTION COPY
CONFIDENTIAL

EQUITY PURCHASE AGREEMENT

by and among

MOVEUP LIMITED

and

HUNAN MULIN MODERN FOOD COMPANY, LTD.

AUSTRALIA AUSNUTRIA DAIRY PTY

CHEN YUANRONG

and

AUSNUTRIA DAIRY (HUNAN) COMPANY LTD.

Dated as of August 2, 2007

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT, dated as of August 2, 2007 (this “Agreement”), is by and among:

1. MOVEUP LIMITED, a company duly organized under the laws of Samoa with the registered address at _____________________________ (“Purchaser”);

2. AUSNUTRIA DAIRY (HUNAN) COMPANY LTD., a Sino-foreign equity joint venture duly organized under the laws of the People’s Republic of China with its registered address at 9F XinDaxin Building, 168 Huangxin Middle Rd, Changsha, Hunan, People’s Republic of China 410005 (the “Company”);

3. HUNAN MULIN MODERN FOOD COMPANY, LTD., a limited liability company organized and existing under the laws of the People’s Republic of China (the “Domestic Shareholder”), AUSTRALIA AUSNUTRIA DAIRY Pty Ltd., a company organized and existing under the laws of Australia and (the “Foreign Shareholder”) and Mr. CHEN YUANRONG (the “Management Shareholder”), a PRC Resident with PRC identification card number _____________ and address at _______________________________ (each of Domestic Shareholder, Foreign Shareholder and Management Shareholder is referred to herein individually as an “Seller”, and collectively as the “Sellers”).

Each of Purchaser, the Company and Shareholders shall be referred to in this Agreement as a “Party”, collectively “Parties.”

W I T N E S S E T H:

WHEREAS, the Sellers own legally and beneficially all of the issued and outstanding share capital of the Company as more specifically set forth in Schedule I attached hereto (“Equity Interests”); and

WHEREAS, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the Equity Interests for the Consideration and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Certain Definitions.

(A) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means any day of the year on which national banking institutions in Shanghai and New York are open to the public for conducting business and are not required or authorized to close.

“Contract” means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, or license.

“Employees” shall mean the natural persons who provide or has provided labor services to the Company and its Subsidiaries, including any natural person who, according to applicable Law, may be deemed as having a de facto labor relationship with the Company or any of its Subsidiaries, though the Company or any of its Subsidiaries has not signed the written labor contract with or directly paid compensation to or paid statutory social insurance contributions for him/her.

“Environmental Costs and Liabilities” shall mean, with respect to any Person, all liabilities, obligations, responsibilities, losses, damages (including punitive damages and consequential damages) costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of violation of any Environmental Law or Environmental Permit.

“Environmental Law” means any applicable Law currently in effect relating to the protection of the environment or natural resources, and the regulations promulgated pursuant thereto.

“Environmental Permit” shall mean, with respect to any Person, any Permit required by Environmental Laws for the operation of such Person or any of its Subsidiaries, including to any Permit issued by the environmental protection agency of the PRC (or its local counterparts) with respect to such Person or any of its Subsidiaries.

“Escrow Amount” shall mean the amount of RMB 77,000,000.00 deposited in the escrow account set up pursuant to an escrow agreement among Domestic Shareholder, Foreign Shareholder, Purchaser, the Company and China Merchants Bank, Changsha Branch and the interest accrued therein.

“GAAP” means the Accounting Standards for Business Enterprises and other relevant accounting regulations, as amended, applicable to the Company issued by the Ministry of Finance of the PRC as of the date hereof.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether central, provincial, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“HKIAC” shall mean the Hong Kong International Arbitration Center and its successors.

“Hong Kong” shall mean the Hong Kong Special Administrative Region.

“Indebtedness” of any Person means, without duplication, (i) the principal of and, accreted value and accrued and unpaid interest in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities); (iii) all obligations of the type referred to in clauses (i) and (ii) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Knowledge of the Company” means the actual knowledge of those Persons identified on Schedule 1.1(a).

“Law” means any foreign, central government, provincial government or local law, statute, code, ordinance, rule or regulation.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of the Company and the Subsidiaries (taken as a whole) or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

“MOFCOM” means the Ministry of Commerce of the PRC or its local counterparts.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Company and the Subsidiaries.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Permitted Exceptions”  means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in land-use rights agreements; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) title of a lessor under a capital or operating lease; and (vi) such other imperfections in title, charges, easements, restrictions and encumbrances which would not result in a Material Adverse Effect.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“PRC” means the People’s Republic of China, which for purposes of this Agreement does not include the Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local counterparts.

“SAIC” means the State Administration for Industry and Commerce of the PRC and its local counterparts.

“Shareholders” means Domestic Shareholder, Foreign Shareholder and Management Shareholder.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

“Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (i).

“Tax Authority” means any Governmental Body responsible for the administration of any Tax.

“Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller, any of the Subsidiaries, or any of their Affiliates.

“Technology” means, collectively, all information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by the Company or any Subsidiary.

1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms shall have the meanings set forth in the sections indicated, when such terms are used in the main text of this Agreement and all the exhibits and schedules (unless as otherwise defined in relevant exhibit or schedule):

Term	Section
Agreement	Recitals
Amended Business License	2.5
Amended Certificate of Approval	2.5
Base Date Balance Sheet	4.7(a	)
Cash Consideration	2.2(a	)
Closing	2.5
Closing Certificate	2.5
Closing Date	2.5
Company	Recitals
Company Documents	4.2
Company Marks	6.7
Company Permits	4.18(b	)
Company Property	4.11(a	)
Company Transaction Expenses	6.11
Company Welfare Plans	4.15(a	)
Confidential Information	6.1
Copyrights	4.13(a	)
Domestic Shareholder	Recitals
Employee Benefits Plans	4.15(a	)
Equity Interests	Recitals
FCPA	6.15
Financial Statements	4.7(a	)
Foreign Shareholder	Recitals
Intellectual Property	4.13(a	)
Intellectual Property Licenses	4.13(a	)
Loss/Losses	8.2(a	)
Management Letters	6.1
Management Shareholder	Recitals
Marks	4.13(a	)
Material Contracts	4.14(a	)
Necessary Approvals	7.3
Non-competition and Confidentiality Agreement	7.1(h	)
Occupied Property	4.11(a	)
Parties/Party	Recitals
Patents	4.13(a	)
Payment Acknowledgement	2.4
Personal Property Leases	4.12(b	)
Purchaser	Recitals
Purchaser Documents	5.2
Purchaser Indemnified Parties	8.2(a	)

Term	Section
Purchaser’s Environmental Assessment	6.8(a	)
Real Property Lease	4.11(a	)
Related Party Transaction	6.9
Related Persons	4.23
Reference Date	4.7(a	)
Restricted Business	6.14(a	)
Seller	Recitals
Seller Documents	3.2
Tax Claim	8.4(i	)
Third Party Claim	8.3(b	)
Trade Secrets	4.13(a	)

1.3 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Currency. Any reference in this Agreement to RMB shall mean the lawful currency of the PRC. Any reference in this Agreement to US$ or Dollar shall mean the lawful currency of the United States of America. Any reference in this Agreement to Euro shall mean the lawful currency of the European Union.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereof,” “hereby” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

SALE AND PURCHASE OF EQUITY INTERESTS, CONSIDERATION; CLOSING

2.1 Sale and Purchase of Equity Interests. Upon the terms and subject to the conditions contained herein, on the Closing Date, Sellers agree to sell to Purchaser, free and clear of any and all Liens, and Purchaser agrees to purchase from Sellers, the Equity Interests.

2.2 Consideration.

(a) The aggregate consideration to be paid by Purchaser to Sellers for the Equity Interests shall be an amount equal to RMB 350,000,000.00 (the “Cash Consideration”) of which the Domestic Shareholder shall receive RMB 150,500,000.00, the Foreign Shareholder shall receive RMB 87,500,000.00 or equivalent foreign currency and the Management Shareholder shall receive RMB 112,000,000.00

(b) Unless otherwise agreed in writing by the Parties, the Cash Consideration represents the gross cash amount (including taxes) to be paid by Purchaser to Sellers; Sellers will be responsible for clearing all their own tax liabilities and filing obligations related to the transaction hereunder and all the Parties acknowledge that Purchaser has no responsibility for any of such taxes and related costs of the Sellers, including any transfer taxes imposed on Sellers.

(c) Purchaser agrees to pay such Cash Consideration as the consideration for the Equity Interests on the express basis that it shall obtain from Sellers 100% of the ownership and control over the Company and so that Purchaser has complete and absolute control over the Company and owns and controls directly the business and all the tangible and intangible assets of the Company.

2.3 Transaction Steps. All Parties agree that the equity transfer transaction steps under this Agreement shall be as follows:

(a) This Agreement shall be signed by all Parties;

(b) The Domestic Shareholder and the Management Shareholder shall each open an interim foreign currency bank account. The Foreign Shareholder shall designate a bank account offshore. Each Seller shall inform Purchaser of the bank account information. Purchaser shall, within 3 Business Days after the Sellers provide the bank accounts numbers, pay to the Sellers, their shares of 20% of the Cash Consideration (the “Advance Payment”). If practical, all Parties agree that the Escrow Amount shall be released from the escrow and used to pay portion or all of the Advance Payment; if the Escrow Amount is not used to make the Advance Payment, then within three Business Days after Purchaser make the Advance Payment, Sellers shall cooperate with Purchaser and return the Escrow Amount to Purchaser.

(c) The Parties shall jointly apply to MOFCOM’s local office, Changsha Bureau of Commerce, and obtain the Amended Certificate of Approval, and take the actions to satisfy the conditions precedent set forth in Article VII, including obtaining the Amended Business License;

(d) Within three Business Days after all the conditions precedent set forth in Article VII are met or duly waived, Purchaser shall pay to Sellers the remaining 80% of the Cash Consideration, and the Parties shall deliver the closing documents in accordance with Section 2.6. Purchaser shall cooperate with Domestic Shareholder and Management Shareholder with their foreign currency registration and foreign currency exchange procedures to complete the currency exchange.

2.4 Payment Confirmation.

(a) Purchaser shall, on or before the Closing Date, use its commercially reasonable efforts to, and Sellers shall provide assistance to Purchaser to, obtain an approval letter in relation to foreign exchange control from the SAFE approving Purchaser to make payment in accordance with this Agreement.

(b) Upon receipt of the Cash Consideration by each of Sellers, such Seller shall provide Purchaser, on the same day of such receipt, with a written acknowledgement thereof in the form and substance as set forth in Exhibit A (“Payment Acknowledgement”). Such Payment Acknowledgements or Purchaser’s wire transfer receipts shall constitute the final and conclusive evidence of the completion of Purchaser’s payment obligations of Cash Consideration under this Agreement.

2.5 Closing Place/Date. The consummation of the sale and purchase of the Equity Interests provided in Section 2.1 hereof (the “Closing”) shall take place at Weil Gotshal & Manges LLP, 38/F Tower 2 Plaza, 1366 Nan Jing Road (W), Shanghai 200040, PRC (or at such other place as the Parties may designate in writing). The date of Closing (the “Closing Date”) shall be the third Business Day after the date by which Purchaser and Sellers jointly obtain the Company’s amended certificate of approval showing Purchaser as the sole holder of Equity Interests (the “Amended Certificate of Approval”) and the amended business license from the SAIC showing Company’s status has been changed from an equity joint venture to a wholly foreign owed enterprise (the “Amended Business License”) and that all the conditions precedent set forth in Article VII are fully satisfied or waived. After confirming that the aforesaid conditions have been fully satisfied or waived and obtaining the Amended Business License, Sellers and the Company shall jointly execute a closing certificate in the form as set out in Exhibit B hereto (the “Closing Certificate”).

2.6 Deliveries on the Closing Date. On the Closing Date and prior to the execution of the Closing Certificate, Sellers shall deliver or cause the Company to deliver, as applicable, to Purchaser the items as listed in Exhibit C.

ARTICLE III

SELLERS’ REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS

Sellers hereby represent, severally and not jointly, to Purchaser as of the Effective Date and as of the Closing Date that:

3.1 Organization and Good Standing. Each of the Domestic Shareholder and the Foreign Shareholder is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its registration. Management Shareholder is an individual with good civil capability. Each Seller has all requisite power and authority to own, lease and operate its properties and to carry on its business.

3.2 Execution, Authorization and Validity. Each Seller has full legal power and authorization to execute and deliver this Agreement and each other agreement, document, or instrument or certificate to be delivered by such Seller as contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Seller Documents have been duly and validly executed and delivered by each Seller and, assuming due authorization, execution and delivery by the Purchaser, constitute a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms.

3.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by each Seller of this Agreement or Seller Document, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) any Contract, or Permit to which such Seller is a party or by which any of the properties or assets of such Seller are bound; (ii) any Order of any Governmental Body applicable to such Seller or by which any of the properties or assets of such Sellers are bound; or (iii) any applicable Law, except in each case where such Contracts, Orders or applicable Law are adopted or otherwise take effect after the Closing or where such violation or default arises from actions or omissions by any Person other than such Seller.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of each Seller in connection with the execution and delivery of this Agreement, the Seller Documents, the compliance by such Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for consents set forth in Schedule 3.3(b).

3.4 Ownership and Transfer of Equity Interests. Sellers are the true and lawful owners of the Equity Interests, free and clear of any Liens. Sellers have the right and capacity to sell, transfer, assign and deliver such Equity Interests as provided in this Agreement, and such delivery will convey to Purchaser the good and marketable Equity Interests, free and clear of any Liens.

3.5 Litigation. Except as set forth in Schedule 3.5, there is no Legal Proceeding pending or threatened against Sellers or to which Sellers are otherwise parties relating to this Agreement, Seller Document or the transactions contemplated hereby or thereby.

3.6 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

ARTICLE IV

SELLERS’ REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Sellers hereby represent, severally and not jointly, to Purchaser as of the Effective Date and as of the Closing Date that

4.1 Organization and Good Standing. The Company is a limited liability company duly organized in substance and procedure in accordance with the laws of the PRC, validly existing and in good standing under the laws of the PRC and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

4.2 Authorization of Agreement. The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each agreement, document, or instrument or certificate to be delivered by the Company as contemplated by this Agreement or to be executed by the Company in connection with the transactions contemplated by this Agreement (the “Company Documents”), to perform its obligations under this Agreement and the Company Documents and to consummate the transactions contemplated hereby and thereby. The Company has taken all required actions to authorize and approve the execution, delivery and performance of this Agreement and each of the Company Documents and the consummation of the transactions contemplated hereby and thereby.

4.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company under, any provision of (i) the articles of association or comparable organizational documents of the Company; (ii) any Contract, or Permit to which the Company is a party or by which any of the properties or assets of the Company is bound; (iii) any Order applicable to the Company or any of its properties or assets; or (iv) any applicable Law, except in each case where such organizational documents, Contracts, Permits, Orders or applicable Law are adopted or otherwise take effect after the Closing or where such violation or default arises from actions or omissions by any Person other than the Company, the Subsidiary or Sellers.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with (i) the execution and delivery of this Agreement and the Company Documents, respectively, the compliance by the Company with any of the provisions hereof and thereof, or the consummation of the transactions contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Contract of the Company, except for consents set forth in Schedule 4.3(b).

4.4 Capitalization.

(a) The registered capital with respect to all of the Equity Interests in the Company have been fully paid up. Such Equity Interests were issued to Sellers not in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. All of the Equity Interests in the Company are owned of record by Sellers.

(b) The Equity Interests represents 100% of the ownership interest in the Company. There is no existing option, warrant, call, pre-emptive rights, rights of first refusal, other purchase rights or Contract to which Sellers or the Company are parties requiring, and there are no other Contracts or securities of the Company outstanding which would require sale of, or be convertible into or exchangeable for, or evidence ownership of the right to purchase Equity Interests or any part thereof. There are no obligations, contingent or otherwise, of the Company to (i) repurchase any Equity Interests, (ii) declare dividends or pay any declared but unpaid dividends on its Equity Interests, or (iii) pledge or create Liens or other encumbrances on or otherwise dispose of the Equity Interests with respect to the obligations of any Person. There is no outstanding profit participation or similar rights with respect to the Company. There are no bonds, notes or other indebtedness of the Company having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which equity holders of the Company may vote. There are no voting trusts, irrevocable proxies or other Contracts or understandings to which the Company or Sellers is a party or is bound with respect to the voting or consent of any Equity Interests.

4.5 Subsidiaries. The Company has no Subsidiary or branch.

4.6 Corporate Records.

(a) The Company has delivered, and the Company cause each of the Subsidiaries to deliver, to Purchaser true, correct, current and complete copies of their business licenses and articles of association (each certified in writing by the authorized representative of the Company or each of the Subsidiaries as true, correct, current and complete copies thereof with the official seal of the Company or each of the Subsidiaries affixed thereto) or comparable organizational documents of the Company and each of the Subsidiaries in each case as amended and in effect on the due date hereof, including all amendments thereto.

(b) The meeting resolutions of the Company and each Subsidiary previously made available to Purchaser and kept at the Company and each Subsidiary after the Closing Date contain all of the resolutions made by the Company and each Subsidiary and such resolutions are true, correct and complete and accurately reflect all other requisite actions of the equity holders and board of directors of the Company and each Subsidiary.

4.7 Financial Statements.

(a) The Company has delivered to Purchaser complete and accurate copies of (i) the financial statements and reports of the Company for the year of 2004, 2005 and 2006 that were filed with Changsha SAIC, and (ii) the unaudited financial statements for the first two quarters of 2007 (collectively, the “Financial Statements”). The Financial Statements with adjustment mutually agreed by Sellers and Purchaser present fairly in all material respects the financial position, results of operations and cash flows as at the dates and for the periods indicated therein. The Company and its Affiliates have maintained all financial statements and records for those periods of times and as required by applicable Law, except where failure to do so could not be expected to cause any Material Adverse Effect. The adjusted balance sheet of the Company dated as of July 19, 2007 is referred to herein as the “Base Date Balance Sheet”. July 19, 2007 is referred to herein as the “Reference Date”.

(b) All books, records and accounts of the Company and its Affiliates are accurate and complete and are maintained in all material respects in accordance with good business practice and all applicable Law. The Company and its Affiliates maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with accounting principles and methods consistently applied by the Company and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

(c) All of the Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the Company and its Affiliates. The reports of the Company’s independent auditors regarding the financial statements have not been withdrawn, supplemented or modified, and the Company has received no communication from its independent auditors concerning any such withdrawal, supplement or modification. Sellers have provided to Purchaser copies of all issued auditors’ reports, letters to management regarding accounting practices and systems of internal controls, and all responses to such letters from management (if any), whether the same are issued to Sellers or any Person acting on their behalf.

(d) The Company’s senior managers have disclosed, based on their most recent evaluation, to the Company’s independent auditors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s independent auditors any material weaknesses (if any) in internal controls and (ii) any fraud, whether or not material (if any), that involves management or other Employees who have a significant role in the Company’s internal controls.

(e) The Company has established and maintains disclosure controls and procedures; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s principal executive officer and its principal officer of the financial department by others within the Company; and, to the Knowledge of the Company and Sellers, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal officer of the financial department to material information.

(f) As of the Closing, the Liabilities of the Company consists of only (i) bank loans, (ii) advance from customers, (iii) notes payables, (iv) trading payables, (v) tax payables in the Ordinary Course of Business, excluding any penalty or similar tax liabilities, and (vi) other trading related liabilities and accruals.

4.8 No Undisclosed Liabilities. The Company does not have any Indebtedness or Liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than those (i) specifically reflected on and fully reserved against in the Base Date Balance Sheet or (ii) incurred in the Ordinary Course of Business since the Reference Date and that are immaterial to the Company (for the avoidance of doubt, incurring any bank loan or other long-term liabilities shall not be deemed as within the Ordinary Course of Business).

4.9 Absence of Certain Specific Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.9, since the Reference Date (a) the Company has conducted their business and maintained their organizations, operation and goodwill only in the Ordinary Course of Business and (b) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4.10 Taxes.

(a) (i) All Tax Returns required to be filed by or on behalf of the Company and any of its Affiliates have been duly and timely filed with the appropriate Tax Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all respects; and (ii) all Taxes payable by or on behalf of each of the Company and any consolidated group of which the Company is or was a member have been fully and timely paid.

(b) The Company has complied in all respects with all applicable Law relating to the payment and withholding of Taxes (including the Employees’ individual income taxes which are withheld and paid by the Company on behalf of the Employees) and has duly and timely withheld and paid over to the appropriate Tax Authority all amounts required to be so withheld and paid under all applicable Law.

(c) Purchaser has received complete copies of: (i) all PRC central government, provincial government, and local Tax Returns of the Company relating to the taxable periods since December 31, 2004; and (ii) appropriate documentation from the applicable Tax Authority evidencing the tax-exempt status of Company, if there is any. All Tax Returns filed by or on behalf of the Company or any Subsidiary have been examined by the relevant Tax Authority.

(d) Schedule 4.10(d) lists (i) all material types of Taxes paid, and all types of Tax Returns filed by or on behalf of Company or any Subsidiary, and (ii) all of the Governmental Bodies that impose such Taxes or with respect to which the Company has a duty to file such Tax Returns. No claim has been made by a Tax Authority where the Company does not file Tax Returns such that it is or may be subject to that taxation.

(e) All deficiencies asserted or assessments made as a result of any examinations by any Tax Authority of the Tax Returns of, or including, the Company have been fully paid, and there are no other audits or investigations by any Tax Authority in progress, nor have Sellers, or the Company received any notice from any Tax Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Tax Authority in any prior examination of the Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f) Neither the Company nor any other Person on its behalf has (i) any application pending with any Tax Authority requesting permission for any changes in accounting methods that relate to the Company or any Subsidiary, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(g) The Company is not a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(h) There are no Liens as a result of any unpaid Taxes upon any of the assets, properties or inventories of the Company.

(i) The Company has never been a member of any consolidated, combined or unitary group of corporations for any Tax purposes other than a group in which the Company is the common parent.

(j) The Company has never had a permanent establishment in any country other than the PRC, and has never engaged in a trade or business in any country other than the PRC.

(k) There is no taxable income of the Company that will be required under applicable tax Law to be reported by the Purchaser or any of its Affiliates, including the Company, for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income arising) prior to the Closing Date, save as specifically stated in writing by Sellers prior to the Closing Date.

(l) The Company has not received any official notification from any Tax Authority within three (3) years prior to Closing threatening a material change to the Company, other than those which affect all taxpayers in the same industry.

(m) The Company does not receive any tax refunds, credits, benefits, deductions, exemptions or otherwise from any of PRC Tax Authority which is not in compliance with applicable Law.

(n) The Company has not changed its residence for tax purpose or its accounting reference date or the accounting procedures or principles by reference to which its accounts are drawn up; or, except as required by applicable Law or the condition imposed by any Tax Authority, make any tax election, adopt or change any accounting method for tax purposes, file any amended Tax Return or report, consent to or enter into any closing agreement or similar agreement with any Tax Authority, consent to or settle or compromise any tax claim or assessment or take any position inconsistent with any past practice on any Tax Return or report.

4.11 Real Property.

(a) Schedule 4.11(a) sets forth a complete list of (i) all real property which is occupied by the Company as of the date of this Agreement (including any real property which the Company has acquired ownership (if applicable) or right to use thereof (individually, an “Occupied Property” and collectively, the “Occupied Properties”), (ii) all real property and interests in real property leased by the Company (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Occupied Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”) as lessee or lessor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). The Company has good and marketable right to all Occupied Properties, free and clear of all Liens of any nature whatsoever, except those Liens set forth on Schedule 4.11(a). The Company Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the business of the Company and which are necessary for the continued operation of the business of the Company as the business is currently conducted. All of the Company Properties and buildings, fixtures and improvements thereon (i) are in good operating condition without structural defects, and all mechanical and other systems located thereon are in good operating condition, and no condition exists requiring material repairs, alterations or corrections and (ii) are suitable, sufficient and appropriate in all respects for their current and contemplated uses. None of the improvements located on the Company Properties constitute a non-conforming use or otherwise require any special dispensation, variance or special permit under any applicable Law. The Company has delivered to Purchaser true, correct and complete copies of (i) all documentations concerning their rights to the Occupied Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. The Company Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy, except the Real Property Leases set forth on Schedule 4.11(a).

(b) Each of the Company and the Subsidiaries, as applicable, has a valid, binding and enforceable leasehold interest under each of the leased Company Property under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. Each of such Company Property is in full force and effect. Neither the Company nor an Subsidiary is in default under any contracts relating to Company Property, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the lapse of time, or both, would result in such a default. Neither the Company nor any Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any of the Subsidiary under any of the contracts relating to the Company Property and, to the Knowledge of the Company and Sellers, no other party is in default thereof, and no party to any of such contracts has exercised any termination rights with respect thereto.

(c) The Company has all certificates and Permits necessary or useful for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the Permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

(d) There does not exist any actual or, to the Knowledge of the Company and Sellers, threatened or contemplated condemnation or eminent domain proceedings that affect the Company Property or any part thereof, and none of the Company or Sellers has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

(e) None of Sellers or the Company has received any notice from any insurance company that has issued a policy with respect to the Company Property requiring performance of any structural or other repairs or alterations to such property.

(f) Neither the Company nor any Subsidiary owns, holds, is obligated under or is a party to, any contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(g) Neither the Company nor any Subsidiary has entered into any non arm-length transaction relating to any real property, including Company Property, within three (3) years prior to the Closing, other than as set forth in Schedule 4.11(g).

4.12 Tangible Personal Property.

(a) The Company has good and marketable title or right to use all of the items of tangible personal property used in its business (except as sold or disposed of in the Ordinary Course of Business not in violation of this Agreement), free and clear of any and all Liens, other than the Permitted Exceptions. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(b) Schedule 4.12(b) sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of RMB 75,000 relating to personal property used in the business of the Company or to which the Company is a party or by which the properties or assets of the Company are bound. All of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Company has delivered to Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(c) The Company has a valid and enforceable leasehold interest under each of the Personal Property Leases under which they are lessees. Each of the Personal Property Leases is in full force and effect and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Personal Property Leases and, to the Knowledge of Company and Sellers, no other party is in default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

4.13 Intellectual Property.

(a) Schedule 4.13(a) sets forth an accurate and complete list of all the Intellectual Property owned or used by the Company and Schedule 4.13(a) lists the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed (if applicable). For purpose of this Agreement, “Intellectual Property” shall mean all intellectual property rights owned, licensed to or used by the Company arising from or in respect of the following, whether protected, created or arising under the laws of the PRC or any other jurisdiction: (i) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, registered or unregistered, and all applications, registrations and renewals thereof, (collectively, “Marks”), (ii) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon, and all similar rights arising under applicable Law (collectively, “Patents”) (iii) registered or unregistered copyrights and registrations and applications therefor (collectively, “Copyrights”), (iv) discoveries, concepts, ideas, research and development, know-how, formulas, inventions, compositions, industrial production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company (collectively, “Trade Secrets”), and (v) all Software and Technology of the Company. “Intellectual Property Licenses” shall mean (i) any grant by the Company to another Person of any right to use any of the Intellectual Property, and (ii) any grant by another Person to the Company of a right to use such Person’s intellectual property rights included in the Intellectual Property of the Company.

(b) Except as disclosed in Schedule 4.13(b), the Company owns all right, title and interest in and to all Intellectual Property required to be set forth on Schedule 4.13(a). All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof in connection therewith have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant patent, copyright, trademark, or other authorities in the PRC or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property in full force and effect. Except as set forth in Schedule 4.13(b), there are, as of the date of this Agreement, no filings, payments or similar actions that must be taken by the Company within 120 days following the Closing Date for the purposes of obtaining, maintaining, perfecting or renewing any such registrations and applications.

(c) Except as set forth on Schedule 4.13(c), the Company is the sole and exclusive owner of all right, title and interest in and to, or have valid and continuing rights to use, sell and license, all Software, Technology and other Intellectual Property used in the conduct of the business and operations of the Company as presently conducted and as currently proposed to be conducted, free and clear of all Liens or obligations to others. The Software, Technology or other Intellectual Property owned, used, licensed, practiced or otherwise commercially exploited by the Company and the Company’s present and currently proposed business practices and methods, do not infringe, violate or constitute an unauthorized use or misappropriation of any Marks, Copyright, Trade Secret, Patent or other similar right, of any Person. The Intellectual Property owned or used by or licensed to the Company includes all of the intellectual property rights used by the Company to conduct its business in the manner in which such business is currently being conducted and as currently contemplated to be conducted.

(d) Except with respect to licenses of Software (i) distributed as “freeware” or (ii) distributed via Internet access without charge and for use without charge, Schedule 4.13(d) sets forth a list, complete and accurate as of the date of this Agreement, of all agreements pursuant to which the Company licenses in or otherwise is authorized to use all Software, Technology and other Intellectual Property used in the conduct of the business and operations of the Company as presently conducted and as currently contemplated to be conducted. The Company has delivered to Purchaser correct, complete and current copies of all such agreements. Except pursuant to the agreements described in clause (i) above or identified on Schedule 4.13(d), the Company is not required, obligated, or under any liability whatsoever to make any payments by way of royalties, fees or other payments described in the applicable agreements, to any third party with respect to any Software, Technology and other Intellectual Property used in the conduct the business and operations of the Company as presently conducted.

(e) Except as set forth on Schedule 4.13(e), neither the execution of this Agreement or Company Documents, the consummation of the transactions contemplated hereby or thereby, nor the conduct of the business and operations of the Company as presently conducted and as currently proposed to be conducted will result in: (i) the Company granting to any third party any right to Intellectual Property owned by, or licensed to, the Company, or (ii) the Company being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business. Following the Closing, the Company will have the right to exercise all of its current rights under agreements granting rights to the Company with respect to Software, Technology and other Intellectual Property of a third party to the same extent and in the same manner it would have been able to had the transactions contemplated by this Agreement not occurred, and without the payment of any additional consideration as a result of such transaction and without the necessity of any third party consent as a result of such transaction.

(f) Schedule 4.13(f) sets forth a complete and accurate list of all Contracts to which the Company is a party (i) granting any Intellectual Property Licenses, (ii) containing a covenant not to compete or otherwise limiting its ability to use or exploit fully any of the Intellectual Property or (iii) containing an agreement to indemnify any other Person against any claim of infringement, violation, misappropriation or unauthorized use of any Intellectual Property. The Company has delivered to Purchaser true, correct and complete copies of each Contract set forth on Schedule 4.13(f), together with all amendments, modifications or supplements thereto.

(g) Each of the Intellectual Property Licenses is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against the parties thereto in accordance with its terms. The Company is not in default under any Intellectual Property License, nor, to the Knowledge of the Company and Sellers, is any other party to any Intellectual Property License in default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. No party to any of the Intellectual Property Licenses including Sellers (and other than the Company) has the right to use the Marks on products identical or similar to those sold in connection with the business as presently conducted or as presently proposed to be conducted by the Company and the Subsidiaries after the Closing. No party to any of the Intellectual Property Licenses has provided notice that it intends to exercise or has exercised any termination rights with respect thereto.

(h) No Trade Secret of the Company has been authorized to be disclosed or has been actually disclosed by the Company to any of its Employee or any third party other than pursuant to a written non-disclosure agreement including restrictions on the disclosure and use of the Intellectual Property consistent with customary practices in the industry in which the Company operates. The Company has taken appropriate security measures to protect the secrecy, confidentiality and value of all the Trade Secrets of the Company, which measures are consistent with customary practices in the industry in which the Company operates, and including any program required by applicable Law in respect of designating and preventing the disclosure of Trade Secrets.

(i) Schedule 4.13(i) sets forth a complete and accurate list of (i) all Software and computer hardware (other than “off the shelf” Software or hardware that is generally commercially available) that is owned exclusively by, or is used in the business of, the Company and (ii) all Software and computer hardware (other than “off the shelf” Software or hardware that is generally commercially available) that is not exclusively owned by the Company or is used in the business of the Company. After the Closing, (x) all Software and computer hardware (other than “off the shelf” Software hardware that is generally commercially available) currently owned exclusively by the Company will continue to be owned exclusively by the Company, (y) the Company will have the same continuing rights to use all Software and computer hardware (other than “off the shelf” Software or hardware that is generally commercially available) that is not currently exclusively owned by the Company and is currently used in the business as they did before the Closing, and (z) the Software and computer hardware currently owned exclusively by the Company are sufficient for the conduct of the business the Company as presently conducted and as proposed to be conducted.

(j) Except as disclosed in Schedule 4.13(j), as of the date hereof, the Company is not the subject of any pending or, to the Knowledge of the Company and Sellers, any threatened Legal Proceeding which involves a claim of infringement, misappropriation, unauthorized use, or violation of any intellectual property rights by any Person against the Company or any of the Subsidiaries or challenging the ownership, use, validity or enforceability of any Intellectual Property. The Company has not received notice of any such threatened claim and, to the Knowledge of the Company and Sellers, there are no facts or circumstances that would form the basis for any claim of infringement, unauthorized use, misappropriation or violation of any intellectual property rights by any Person against the Company, or challenging the ownership, use, validity or enforceability of any Intellectual Property.

(k) All of the Intellectual Property owned by the Company is valid and enforceable. Except as disclosed in Schedule 4.13(k), to the Knowledge of the Company and Sellers, no Person is infringing, violating, misusing or misappropriating any material Intellectual Property of the Company, and no such claims have been made against any Person by the Company.

(l) There are no Orders to which the Company is a party or by which the Company is bound which restrict, in any material respect, the right to use any of the Intellectual Property.

(m) The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of Purchaser’s right to own or use any of the Intellectual Property.

(n) No present or former Employee has any right, title, or interest, directly or indirectly, in whole or in part, in any Intellectual Property owned, licensed to or used by the Company. To the Knowledge of the Company and Sellers, no Employee, consultant or independent contractor of the Company is, as a result of or in the course of such Employee’s, consultant’s or independent contractor’s engagement by the Company, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

(o) The Company is in compliance with any posted privacy policies and any laws or regulations relating to personally identifiable information.

4.14 Material Contracts.

(a) Schedule 4.14(a) sets forth all of the following currently effective and enforceable Contracts to which the Company is a party or by which it is bound (collectively, the “Material Contracts”):

(i) Contracts with any Seller or any current officer or director of the Company or any of the Subsidiaries (other than Contracts made in the Ordinary Course of Business on terms generally available to similarly situated non-affiliated parties);

(ii) Contracts with any labor union or association representing any employee of the Company or any of the Subsidiaries;

(iii) Contracts for the sale of any of the assets of the Company or any of the Subsidiaries other than in the Ordinary Course of Business, for consideration in excess of RMB 1,000,000.00;

(iv) Contracts relating to any acquisition to be made by the Company or any of the Subsidiaries of any operating business or the capital stock of any other Person, in each case for consideration in excess of RMB 1,000,000.00;

(v) Contracts relating to the incurrence of Indebtedness, or the making of any loans, in each case involving amounts in excess of RMB1,000,000.00;

(vi) Contracts which involve the expenditure of more than RMB 1,000,000.00 in the aggregate or require performance by any party more than one year from the date hereof that, in either case, are not terminable by the Company or a Subsidiary without penalty on notice of 180 days’ or less.

(b) Except as set forth on Schedule 4.14(b), neither the Company nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company and the Subsidiaries under any Material Contract.

4.15 Employee Benefits Plans.

(a) Schedule 4.15(a) sets forth a correct and complete list of all “Employee Benefit Plans” and all other employee benefit programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, equity purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by the Company or to which the Company contributed or is obligated to contribute thereunder for current or former Employees (collectively, with statutory social insurance applicable to the Company, the “Company Welfare Plans”).

(b) Correct and complete copies of the following documents (if any), with respect to each of the Company Welfare Plans, have been made available or delivered to Purchaser by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent actuarial report; (iii) summary plan descriptions; (iv) written communications to Employees relating to the Company Welfare Plans; and (v) written descriptions of all non-written agreements relating to the Company Welfare Plans.

(c) The Company Welfare Plans have been maintained in all material respects in accordance with their terms and with all provisions of applicable Law. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Welfare Plans.

(d) All contributions and premiums (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Welfare Plans or by applicable Law (including any funds or trusts established thereunder or in connection therewith) have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date that are not yet due will have been paid or sufficient accruals for such contributions and other payments in accordance with GAAP are duly and fully provided for on the Base Date Balance Sheet.

(e) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Welfare Plans, the assets of any of the trusts under the Company Welfare Plans or the sponsor or administrator of any of the Company Welfare Plans, or against any fiduciary of the Company Welfare Plans with respect to the operation of any of the Company Welfare Plans (other than routine benefit claims), nor does the Company or Sellers have any knowledge of facts that could form the basis for any such claim or lawsuit.

(f) None of the Company Welfare Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except at the expense of the participant or the participant’s beneficiary.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Company Welfare Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Company Welfare Plan.

(h) Neither the Company nor any of its Subsidiaries has any contract, plan or commitment, whether legally binding or not, to create any additional Company Welfare Plan or to modify any existing Company Welfare Plan.

(i) No equity interest, share capital or other security issued by the Company forms or has formed a material part of the assets of any Company Welfare Plan.

(j) There exists no other Employees except as set forth on the attached Schedule 4.15(j), which schedule shall also list such Employees’ duty, type of job, and total amount of salary and compensation for calendar years 2004, 2005 and 2006. Schedule 4.15(j) shall have listed the Employees by dividing them into two categories: (i) Management Employees; (ii) Non-management Employees.

4.16 Labor.

(a) Except as set forth on Schedule 4.16(a), neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to Employees or any of its Subsidiaries. The Company has delivered or otherwise made available to Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 4.16(a), together with all amendments, modifications or supplements thereto.

(b) Except as set forth on Schedule 4.16(b), no Employees are represented by any labor organization. No labor organization or group of Employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company or Sellers, threatened to be brought or filed, with any labor relations tribunal. There is no organizing activity involving the Company pending or, to the Knowledge of the Company or Sellers, threatened by any labor organization or group of Employees.

(c) There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company or Sellers, threatened by or on behalf of any Employee or group of Employees.

(d) There are no complaints, charges or claims against the Company pending or, to Knowledge of the Company and Sellers, threatened that could be brought or filed, with any Governmental Body based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employ, any individual. The Company is in compliance with all applicable Law relating to the employment of labor, including all such applicable Law relating to wages, hours, pension, unemployment, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation, social security funds, housing funds and the collection and payment of withholding or social security taxes and any similar tax, to the extent applicable.

(e) All the employment agreements entered into between the Employees or independent contractors and the Company are in full compliance with all applicable Law.

4.17 Litigation. Except as set forth in Schedule 4.17, there is no Legal Proceeding pending or, to the Knowledge of the Company or Sellers, threatened against the Company or any of its Subsidiaries (or pending or, to the Knowledge of the Company and Sellers, threatened against any of the officers, directors or Employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company), or to which the Company or any of its Subsidiaries is otherwise a party before any Governmental Body; nor to the Knowledge of the Company or Sellers is there any reasonable basis for any such Legal Proceeding. Except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries is subject to any Order, and neither the Company nor any of its Subsidiaries is in breach or violation of any Order. Except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries is engaged in any Legal Proceedings to recover monies due it or for damages sustained by it. There are no Legal Proceedings pending or, to the Knowledge of the Company or Sellers, threatened against the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is otherwise a party relating to this Agreement, any Company Document or the transactions contemplated hereby or thereby.

4.18 Compliance with Laws; Permits.

(a) The Company and the Subsidiaries are in compliance in all material respects with all applicable Law applicable to its business, operations or assets. Neither the Company nor any of its Subsidiaries has received any notice of or been charged with the violation of any applicable Law. Except as disclosed under Section 4.18(a) hereof, neither the Company nor any of its Subsidiaries is under investigation by any Governmental Body with respect to the violation of any applicable Law and there are no facts or circumstances which could form the basis for any such violation. All marketing, advertising and promotional claims with respect to the Company or any of its Subsidiaries have been made in full compliance with all applicable Law.

(b) Schedule 4.18(b) contains a list of all Permits that are required for the operation of the business of the Company or any of its Subsidiaries as presently conducted and as presently intended to be conducted (“Company Permits”), other than those the failure of which to possess is immaterial, and identifies those Company Permits that have not yet undergone an annual or biennial inspection due in the current year. The Company and the Subsidiaries currently have all Permits that are required for the operation of its business as presently conducted and as presently intended to be conducted, other than those the failure of which to possess is immaterial. Neither the Company nor any of its Subsidiaries is in default or violation, and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Company Permit, and to the Knowledge of the Company or Sellers, there are no facts or circumstances which could form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of the Company or Sellers, threatened, relating to the suspension, revocation or modification of any Company Permit.

4.19 Environmental Matters.

(a) The operations of the Company and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits and no action or proceeding is pending or, to the Knowledge of the Company or Sellers, threatened to revoke, modify or terminate any such Environmental Permit, and, to the Knowledge of the Company or Sellers, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits;

(b) Neither the Company nor any of its Subsidiaries is the subject of any currently effective written Order by any PRC Governmental Body or Contract with any PRC Governmental Body or Person with respect to (i) Environmental Laws, (ii) remedial action or (iii) any Release or threatened Release of a hazardous material;

(c) No claim has been made or is pending, or to the Knowledge of the Company or Sellers, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries may be in violation of any Environmental Law or Environmental Permit, or may have any liability under any Environmental Law;

(d) To the Knowledge of the Company or Sellers, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries or any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or any property to which the Company or any of its Subsidiaries arranged for the disposal or treatment of hazardous materials that could reasonably be expected to result in the Company incurring unbudgeted Environmental Costs and Liabilities;

(e) There are no investigations of the business, operations, or currently or, to the Knowledge of the Company or Sellers, previously owned, operated or leased property of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company or Sellers, threatened which could lead to the imposition of any environmental costs and Liabilities or Liens under Environmental Law;

(f) The transactions contemplated under this Agreement do not require the consent of or filings with any PRC Governmental Body with jurisdiction over the Company with respect to environmental matters;

(g) Except as set forth on Schedule 4.19(g), there is not located at any of the properties currently or (while owned, operated or leased by the Company or any of its Subsidiaries) previously owned, operated or leased by the Company any (i) underground storage tanks, (ii) landfill, (iii) surface impoundment, (iii) asbestos-containing material or (iv) equipment containing polychlorinated biphenyls; and

(h) The Company has provided to Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations (if any) that have been performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries.

4.20 Insurance. The Company and each of the Subsidiaries have insurance policies in full force and effect for such amounts satisfying all requirements of applicable Law, all agreements to which the Company or the Subsidiary is a party or by which it is bound and customary practice in the industry. Set forth in Schedule 4.20 is a list of all insurance policies held by or applicable to the Company or any of its Subsidiaries setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. Except as set forth on Schedule 4.20, no event relating to the Company or any of its Subsidiaries has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two years and, to the Knowledge of the Company or Sellers, no threat has been made to cancel any insurance policy of the Company or any of its Subsidiaries during such period. Except as noted on Schedule 4.20, all such insurance will remain in full force and effect immediately following the consummation of the transactions contemplated by this Agreement. No event has occurred, including the failure by the Company or any of its Subsidiaries to give any notice or information or the Company or any of its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of its Subsidiaries under any such insurance policies.

4.21 Inventories.

(a) The inventories of the Company are in good and marketable condition, and are usable and of a quantity and quality saleable in the Ordinary Course of Business. The inventories of the Company constitute sufficient quantities for the normal operation of business in accordance with past practice.

(b) Adequate reserves have been reflected in the balance sheet for obsolete, excess, damaged, slow-moving, or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

4.22 Accounts and Notes Receivable and Payable.

(a) All accounts and notes receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practice, are properly recorded and are payable on ordinary trade terms. All accounts and notes receivable of the Company reflected on the Base Date Balance Sheet and incurred after the Reference Date are true and good. None of the accounts or the notes receivable of the Company (i) is subject to any setoffs or counterclaims or (ii) represents obligations for goods sold on consignment, on a sale-or-return basis or subject to any other repurchase or return arrangement.

(b) All accounts payable of the Company reflected in the Base Date Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

4.23 Related Party Transactions. Except as disclosed in Schedule 4.23, no Employee, officer, director, equity holder, partner or member of the Company or any of its Subsidiaries, any of his or her Associates or any of their respective Affiliates (“Related Persons”) (i) owes any amount to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries owe any amount to, or has the Company or any of its Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) to the Knowledge of the Company and Sellers, is involved in any business arrangement or other relationship with the Company or any of its Subsidiaries (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by the Company or any of its Subsidiaries, (iv) to the Knowledge of the Company and Sellers, has any claim or cause of action against the Company or any of its Subsidiaries or (v) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary.

4.24 Vendors, Customers and Suppliers.

(a) Schedule 4.24(a) sets forth a list of the ten (10) largest vendors/customers and the ten (10) largest suppliers of the Company, as measured by the RMB amount of purchases therefrom or thereby, during each of the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, showing the approximate total sales by the Company to each such vendor/customer and the approximate total purchases by the Company from each such supplier, during such period.

(b) Since December 31, 2006, no vendor/customer or supplier listed on Schedule 4.24(a) has terminated its relationship with the Company (or course of dealing upon which the Company have relied) and, to the Knowledge of the Company and Sellers, no customer or supplier listed on Schedule 4.24(a) has notified the Company that it intends to terminate its business with the Company (or the course of dealing upon which the Company has relied).

4.25 Product Quality; Product Warranty; Product Liability.

(a) Neither the Company nor any of its Subsidiaries has any liability for replacement of any products or other damages in connection therewith or any other customer or product obligations not reserved against on the Base Date Balance Sheet.

(b) Neither the Company nor any of its Subsidiaries has committed any act or failed to commit any act, that would result in, and there has been no product recall or other occurrence that would give rise to or form the basis of, any product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company or any of the Subsidiaries with respect to products delivered or sold by or on behalf of the Company or any of the Subsidiaries.

4.26 Banks; Power of Attorney. Schedule 4.26 contains a complete and correct list of the names and locations of all banks in which Company or any Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.26, no person holds a power of attorney to act on behalf of the Company or any Subsidiary.

4.27 Certain Payments.

(a) Neither the Company nor, to the Knowledge of the Company or Sellers, any director, officer, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company, (ii) to pay for favorable treatment for business secured by the Company, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any applicable Law, or (b) established or maintained any fund or asset with respect to the Company that has not be recorded in the books and records of the Company.

4.28 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers or the Company in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof for which Purchaser could be liable.

4.29 Full Disclosure. No representation or warranty of Sellers or the Company contained in this Agreement or any of the Company Documents and no written statement made by or on behalf of the Company or Sellers to Purchaser or any of its Affiliates pursuant to this Agreement, any of the Company Documents or Seller Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There are no facts which the Company or Sellers have not disclosed to Purchaser in writing which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes to Sellers the representations and warranties as follows:

5.1 Organization and Good Standing. Purchaser is a company duly established, validly existing and in good standing under the laws of Samoa and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

5.2 Authorization of Agreement. Purchaser has full requisite power, authority and legal capability to execute and deliver this Agreement, and each other agreement, document, instrument or certificate to be delivered by Purchaser as contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. Purchaser has taken all requisite actions to duly authorize and approve the execution, delivery and performance by Purchaser of this Agreement, and each Purchaser Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Purchaser Documents have been duly and validly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Company and Sellers, constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms.

5.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by Purchaser of this Agreement and the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the articles of association or comparable organizational documents of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser is bound; (iii) any Order of any PRC or foreign Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser is bound; or (iv) any applicable Law, except in each case where such organizational documents, Contracts, Permits, Orders or applicable Law are adopted or otherwise take effect after the Closing or where such violation or default arises from actions or omissions by any Person other than Purchaser.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof, except for consents set forth in Schedule 5.3(b).

5.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or to which Purchaser is otherwise a party relating to this Agreement, the Purchaser Documents or the transactions contemplated hereby and thereby.

5.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE VI

COVENANTS

6.1 Access to Information; Confidentiality. The Company and Sellers shall (i) afford to Purchaser and its representatives full access, during normal business hours and upon reasonable notice, to all of the Company’s properties and facilities (including all real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, financial information (including working papers and data in the possession of the Company or its independent public accountants, internal audit reports, and “Management Letters” from such accountants with respect to the Company’s systems of internal control, if any), Contracts and records of the Company and, (ii) during such period between the execution hereof and the Closing, to promptly furnish to Purchaser and its representatives such information concerning the businesses (including information relating to supplier, vendor, customer, product pricing, advertising/media planning), properties and personnel of the Company as Purchaser and its representatives shall reasonably request. From the date hereof, the Company shall generally keep Purchaser and its representatives informed as to all material matters involving the operations and businesses of the Company. The Company shall cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to supply to Purchaser’s and its representatives such information as shall have been reasonably requested. No information provided to or obtained by Purchaser and its representatives pursuant to this Section 6.1 shall limit or otherwise affect the remedies available hereunder to Purchaser (including Purchaser’s right to seek indemnification pursuant to Article VIII), or the representations or warranties of, or the conditions to the obligations of, the Parties hereto. Each Party shall keep confidential the terms and conditions of this Agreement and other confidential commercial information disclosed by another Party hereto (collectively, the “Confidential Information”).

6.2 Conduct of the Business Pending the Closing.

(a) Prior to the Closing, except (I) as required by applicable Law, (II) as otherwise contemplated by this Agreement or (III) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause the Subsidiaries to:

(i) conduct the respective businesses of the Company and the Subsidiaries only in the Ordinary Course of Business;

(ii) use its commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company and the Subsidiaries, and (B) preserve the present relationships with customers and suppliers of the Company and the Subsidiaries;

(iii) maintain (A) all of the assets and properties of, or used by, the Company and the Subsidiaries in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the properties and assets of the Company and the Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv) (A) maintain the books, accounts and records of the Company and the Subsidiaries in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations of the Company and the Subsidiaries;

(v) comply with the capital expenditure plan of the Company and the Subsidiaries for 2007, including making such capital expenditures in the amounts and at the times set forth in such plan; and

(vi) comply in all material respects with all applicable Laws.

(b) Except (I) as required by applicable Law, (II) as otherwise contemplated by this Agreement or (III) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit the Subsidiaries to:

(i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

(ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of the Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of the Subsidiaries;

(iii) effect any recapitalization, reclassification or like change in the capitalization of the Company or any of the Subsidiaries;

(iv) amend the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of the Subsidiaries;

(v) other than in the Ordinary Course of Business or as required by Law or Contract, (A) materially increase the annual level of compensation of any director or executive officer of the Company or any of the Subsidiaries, (B) materially increase the annual level of compensation payable or to become payable by the Company or any of the Subsidiaries to any of their respective directors or executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or executive officer, (D) materially increase the coverage or benefits available under any (or create any new) Employee Benefit Plan or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of the Subsidiaries is a party or involving a director or executive officer of the Company or any of the Subsidiaries, except, in each case, as required by applicable Law from time to time in effect or by the terms of any Employee Benefit Plans;

(vi) subject to any Lien, any of the properties or assets (whether tangible or intangible) of the Company or any of the Subsidiaries, except for Permitted Exceptions;

(vii) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company and the Subsidiaries (except pursuant to an existing Contract for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets);

(viii) other than in the Ordinary Course of Business, cancel or compromise any material debt or claim or waive or release any material right of the Company or any of the Subsidiaries;

(ix) enter into any commitment for capital expenditures of the Company and the Subsidiaries in excess of RMB 500,000.00 for any individual commitment and RMB 2,000,000.00 for all commitments in the aggregate;

(x) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of the Subsidiaries;

(xi) permit the Company or any of the Subsidiaries to enter into or agree to enter into any merger or consolidation with any Person;

(xii) make or rescind any election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes, or except as required by applicable law or GAAP, make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return; or

(xiii) agree to do anything prohibited by this Section 6.2(b).

6.3 Third Party Consents. Sellers and the Company shall use their best efforts to obtain at the earliest practicable date all consents, waivers and approvals from, and provide all notices to, all third parties that are not a Governmental Body, which consents, waivers, approvals and notices are required to consummate, or in connection with, the transactions contemplated by this Agreement, including to the consents, waivers, approvals and notices referred to in Section 3.2 and Section 4.3 (except for such matters covered by Section 6.4). Executed counterparts of such consents, waivers and approvals shall be delivered to Purchaser promptly after receipt thereof, and copies of such notices shall be delivered to Purchaser promptly after the making thereof.

6.4 PRC Governmental Consents and Approvals. Unless otherwise provided herein, each of Sellers and the Company shall each use its best efforts to obtain (and Purchaser shall provide reasonable cooperation upon request) at the earliest practical date all consents, waivers, approvals, Orders, Permits, authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Bodies which are required to consummate, or are required in connection with, the transactions contemplated by this Agreement, including the consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings and notices referred to in Section 3.2 and Section 4.3. Sellers and the Company shall each use its best efforts to furnish to Purchaser all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Sellers and the Company shall each promptly inform Purchaser of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction and permit Purchaser to review in advance any proposed communication by Sellers or the Company to any Governmental Body. Sellers or the Company shall not independently participate in any meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving Purchaser prior notice of the meeting and the opportunity to attend or participate (except that giving such opportunity is prohibited by such Governmental Body). Subject to applicable Law, the Parties hereto shall consult and cooperate with one another in connection with the matters described in this Section 6.4, including in connection with any analyses, appearances, presentations, memorandums, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto relating to proceedings under any antitrust Law.

6.5 Further Assurances. Subject to, and not in limitation of, Section 6.4, each of Sellers and the Company shall use its best efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.6 Preservation of Records. Subject to any retention requirements relating to the preservation of Tax and/or accounting records, Sellers shall, and agree to cause the Company to, preserve and keep the records held by them relating to the business of the Company or any of the Subsidiaries and shall make such records and personnel available to Purchaser as may be reasonably required by a party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of Sellers, the Company, the Subsidiaries or Purchaser or any of their Affiliates or in order to enable Purchaser to comply with its obligations under this Agreement and document or instrument contemplated hereby.

6.7 Use of Name. Sellers hereby agree that upon the Closing, Purchaser and the Company shall have the sole right to the use of the name “Ausnutria”, “澳优”or similar names and any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, or otherwise used in the business of the Company or any of the Subsidiaries, including any name or mark confusingly similar thereto and the trademarks and service marks (collectively, the “Company Marks”). Sellers shall not, and shall not permit any Person acting on their behalf to, use such name or any variation or simulation thereof or any of the Company Marks.

6.8 Environmental Matters.

(a) Sellers and the Company shall permit Purchaser and its environmental consultant, to conduct such investigations of the environmental conditions of any real property operated or leased by the Company or any of the Subsidiaries and the operations conducted thereat (“Purchaser’s Environmental Assessment”). Purchaser’s Environmental Assessment shall be conducted by a qualified environmental consulting firm selected by Purchaser, in compliance with applicable Law and in a manner that minimizes the disruption of the operations of the Company.

(b) Sellers and the Company shall, and the Company shall cause its Subsidiaries to, promptly file all materials required by Environmental Laws as a result of or in furtherance of the transactions contemplated hereunder and to promptly respond to all requests made by any Government Body required or necessary for the transfer or re-issuance of Environmental Permits required to conduct the Company’s business. Purchaser shall cooperate in all reasonable respects with the Company with respect to such filings.

6.9 Related-Party Transactions. On or prior to the Closing Date, the Company shall (a) not to enter into any Contracts or transactions with Sellers or any Person acting on their behalf, other than those existing Contracts or transactions set forth on Schedule 6.9(a), and (b) collect all the receivables from and pay all the payables to the Affiliates of the Company or the Related Persons as set forth in Schedule 6.9(b), (each a “Related Party Transaction”)

6.10 Monthly Financial Statements. As soon as reasonably practicable, but in no event later than ten (10) days after the end of each calendar month during the period from the date hereof to the Closing Date, Seller shall cause the Company to provide Purchaser with the unaudited monthly financial statements of the Company for such preceding month.

6.11 Fees and Expenses. At or prior to the Closing, Sellers and the Company shall pay and discharge the unpaid balance of all Company Transaction Expenses as of the close of business on the day immediately preceding the Closing. For the purposes of this Agreement, “Company Transaction Expenses” shall mean, except as otherwise expressly set forth in Section 10.1 or other sections under this Agreement, the aggregate amount of all out-of-pocket fees and expenses, incurred by or on behalf of, or paid or to be paid by, the Company in connection with the process of selling Equity Interests or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or thereby or the performance or consummation of the transactions contemplated hereby or thereby, including (a) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Body or third parties on behalf of the Company; (b) any fees or expenses associated with release and termination of any Liens; (c) all brokers’ or finders’ fees; (d) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, and auditors and experts, and (e) all bonuses or payments to current or former directors, officers, Employees and consultants of the Company or its Subsidiaries paid as a result of or in connection with the transactions contemplated hereby.

6.12 Notification of Certain Matters. Sellers or the Company (as applicable) shall give notice to Purchaser, as promptly as reasonably practicable upon becoming aware of (a) any event that has caused or is reasonably likely to cause any of the representation or warranty in this Agreement made by Sellers to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on their part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder (c) the institution of or the threat of institution of any Legal Proceeding against any of Sellers, the Company, the Subsidiaries or Purchaser related to this Agreement or the transactions contemplated hereby or thereby; provided that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the Parties hereto.

6.13 Resignation of Directors. Sellers shall cause each of the directors of the Company set forth on Schedule 6.13 to submit a letter of resignation effective on or before the Closing Date.

6.14 Non-Competition and Non-Solicitation

(a) For a period of three (3) years from and after the Closing Date, the Management Stockholder shall not, and shall cause its Affiliates not to, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in dairy production, sales, marketing or distribution or that otherwise competes with the Company or any of the Subsidiaries (a “Restricted Business”).

(b) For a period of three (3) years from and after the Closing Date, the Management Shareholder shall not, and shall cause its directors, officers, employees and Affiliates not to, directly or indirectly: (i) cause, solicit, induce or encourage any employees of the Company or the Subsidiaries to leave such employment or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier, or licensor of the Company or any of the Subsidiaries (including any existing or former customer of the Company or the Subsidiaries and any Person that becomes a client or customer of the Company or any of the Subsidiaries after the Closing) or any other Person who has a material business relationship with the Company or any of the Subsidiaries, to terminate or modify any such actual or prospective relationship.

(c) The covenants and undertakings contained in this Section 6.14 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.14 will cause irreparable injury to Purchaser, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.14 will be inadequate. Therefore, Purchaser will be entitled to a temporary and permanent injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.14 without the necessity of proving actual damage or posting any bond whatsoever. The rights and remedies provided by this Section 6.14 are cumulative and in addition to any other rights and remedies which Purchaser may have hereunder or at law or in equity.

6.15 Foreign Corruption Practice Act. Prior to Closing, Sellers and the Company shall, and shall cause their respective directors, officers, employees and Affiliates to, comply with the Foreign Corruption Practice Act, 15 U.S.C. §§ 78dd-1, et seq., and any other applicable anti-corruption rule or regulation (collectively “FCPA”). Sellers and the Company shall, and shall cause its Affiliates to, develop, enforce and maintain relevant policy and procedure to ensure a continuing compliance with the FCPA.

6.16 Escrow Account. Sellers and the Company shall cooperate with Purchaser to release the Escrow Amount (a) to make the Advance Payment or (b) to an account designated by Purchaser after the payment of the Advance Payment, as Purchaser may determine at its discretion.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the conditions precedent (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable law):

(a) the representations and warranties of the other Parties set forth hereunder in Articles III and IV shall be true and correct as of the date hereof and;

(b) the other Parties and each of its affiliates shall have performed and complied with all obligations and agreements required hereunder to be performed or complied with by them on or prior to the Closing Date

(c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d) no legal proceedings shall have been instituted or threatened or claim or demand made against any Party or any Affiliate of such Party, seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and

(e) each of the other Parties shall have obtained or made any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body required to be obtained or made by such other Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby;

(f) the board of directors of the Company have unanimously passed a valid resolution for approval of the transfer of Equity Interest from Sellers to the Purchaser;

(g) the Purchaser shall have received all the items as set forth in Exhibit C of this Agreement;

(h) Each of the Persons listed on Schedule 7.1(h) shall have executed and delivered to Purchaser a non-competition and confidentiality agreement, in substantially the form attached hereto as Exhibit D (the “Non-Competition and Confidentiality Agreement”);

(i) All trademarks related to the name of the Company and the names of the products of the Company shall be officially registered as owned by the Company, and

(j) this Agreement shall have all been approved by the competent approval and registration authorities and Company is granted with a new certificate of approval and a new business license from the relevant authority, stating that Purchaser holds 100% of registered capital of Company and the Company is a wholly foreign owned company.

7.2 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the conditions precedent (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Purchaser hereunder in Article V shall be true and correct as of the date hereof and;

(b) the other Parties have, performed and complied with all obligations and agreements required hereunder to be performed or complied with by them on or prior to the Closing Date; and

(c) no legal proceedings shall have been instituted or threatened or claim or demand made against any Party or ay of her/his/its Affiliates, seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

7.3 Necessary Approvals and Amended Business License. Prior to Closing, Sellers shall use their best efforts (and Purchaser shall reasonably cooperate with Sellers), including applying for any necessary extension, to ensure that all the obtained items of the approvals, permits or authorizations which are set out in Section 3.2 and Section 4.3 (“Necessary Approvals”), will remain valid and effective. In the event that any of the conditions under or pursuant to Section 7.1 or Section 7.2 cannot be satisfied, or would reasonably be expected not able to be satisfied, the Parties agree that: (i) if the application for the Amended Business License has not been filed with SAIC, such filing shall be deferred; (ii) if such application has been filed with SAIC, the Parties shall jointly apply to SAIC for a suspension of the issuance of the Amended Business License; and (iii) if the Amended Business License has been issued by SAIC, the Parties shall defer obtaining from SAIC the Amended Business License.

ARTICLE VIII

INDEMNIFICATION

8.1 Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement, any certificate delivered pursuant hereto or any Seller Document, Company Document or Purchaser Document shall survive the Closing indefinitely.

8.2 Indemnification.

(a) Subject to Sections 8.4 and 8.5 hereof, Sellers hereby agree to, jointly and severally, indemnify and hold Purchaser, the Company and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against, and pay to the applicable Purchaser Indemnified Parties the amount of, in accordance with actual Loss incurred, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), or any diminution in value, whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”), if such Losses are:

(i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by any Seller in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

(ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of any Seller or (prior to the Closing) the Company under this Agreement;

(iii) based upon, attributable to or resulting from any third party claims out of Ordinary Course of Business, including claims for product liabilities, resulted from any business activities before the Closing but arising after the Closing;

(iv) based upon, attributable to or resulting from (A) any employment-related Liability with respect to the employment between the Company and its Employees or arising from the termination of such employment on or prior to the Closing Date (B) any liability relating to, arising under any Company Welfare Plan or otherwise for any period prior to the Closing Date and (C) any liability relating to or arising under compliance with any applicable Law relating to government-mandated contributions, premiums and benefits for any period prior to the Closing Date;

(v) based upon, attributable to or resulting from any claims or legal proceedings from a third party with respect to Company Marks, Software, Technology or other Intellectual Property for any usage by the Company prior to the Closing Date;

(vi) based upon, attributable to or resulting from any legal liability under the Environmental Laws arising as a result of the situation already existing on or prior to the Closing Date or the Company’s act or omission in connection therewith;

(vii) based upon, attributable to or resulting from the claw-back of the income tax and other levies with respect to which the Company had been entitled to an exemption or reduction prior to Closing Date as a result of completion of the transaction contemplated under this Agreement,

(viii) based upon, attributable to or resulting from any events or actions taken by or omissions of Sellers or (prior to the Closing Date) the Company;

(ix) based upon, attributable to or resulting from the matters as disclosed by Sellers in Schedule 4.13(j) (IP matters) which could possibly cause disputes; or

(x) based upon, attributable to or resulting from the matters described in Section 8.2(a) or related thereto for whatever causes.

(b) Purchaser hereby agrees to indemnify and hold Sellers harmless from and against any and all Losses, if such Losses are:

(i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by Purchaser in this Agreement to be true and correct in all respects at the date hereof and as of the Closing Date; or

(ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Purchaser under this Agreement.

(c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement, Seller Document or Purchaser Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

8.3 Indemnification Procedures.

(a) A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the Party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying Party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VIII.

(b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 8.2 hereof (a “Third Party Claim”), the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge that is covered by this indemnity to be forwarded to the indemnifying Party.

(vii) Subject to the provisions of this Section 8.3, after indemnified party has informed indemnifying Party of any Third Party Claim and if the Third Party Claim has been filed against the Company, Purchaser shall consult with Sellers to select counsel representing the Company to defend against, negotiate, settle or otherwise deal with such Third Party Claim which relates to any Losses indemnified against hereunder. If a Purchaser Indemnified Party is the indemnified party and elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified by it hereunder, Sellers shall reimburse such Purchaser Indemnified Party for the expenses of defending such Third Party Claim upon submission of periodic bills. If Purchaser is the indemnifying Party, Sellers may participate, at his own expense, in the defense of such Third Party Claim.

(viii) The Parties hereto agree to provide reasonable access to each other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding anything in this Section 8.3 to the contrary, neither the indemnifying Party nor the indemnified party shall, without the written consent of the other Party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant or claimants and such Party provide to such other Party an unqualified release from all liability in respect of the Third Party Claim. If the indemnifying Party makes any payment on any Third Party Claim, the indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third Party Claim.

(c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying Party shall have arrived at a mutually binding agreement, in each case with respect to any Third Party Claim hereunder, the indemnified party shall forward to the indemnifying Party notice of any remaining sums due and owing by the indemnifying Party pursuant to this Agreement with respect to such matter and the indemnifying Party shall pay all of such remaining sums so due and owing to the indemnified party in accordance with Section 8.3 by wire transfer of immediately available funds within five (5) Business Days after the date of such notice.

8.4 Tax Matters.

(a) Tax Indemnification. Sellers hereby agree to be liable for and to indemnify and hold Purchaser harmless from and against, and pay to Purchaser the amount of any and all Losses in respect of (i) all Taxes of the Company or any of the Subsidiaries (or any predecessor thereof) for any taxable period ending on or before the Closing Date, and (ii) the failure of any of the representations and warranties contained in Section 4.10 to be true and correct in all respects (determined without regard to any qualification related to materiality contained therein) or the failure to perform any covenant contained in this Agreement with respect to Taxes.

(b) Filing of Tax Returns; Payment of Taxes.

(i) On or prior to the Closing Date, Sellers and the Company shall timely file all Tax Returns required to be filed by them on or prior to the Closing Date and shall pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with their prior practice, except for the necessary adjustments as required under GAAP or applicable Law. Sellers and the Company shall provide Purchaser with copies of such completed Tax Returns promptly prior to the due date for filing thereof.

(ii) Following the Closing, Purchaser shall cause to be timely filed all Tax Returns required to be filed by the Company and, without prejudice to the rights to payment from Sellers under Section 8.4(b)(iii), pay or cause to be paid all Taxes shown due thereon.

(iii) Not later than ten (10) days prior to the due date for the payment of Taxes on any Tax Returns which Purchaser has the responsibility to cause to be filed pursuant to Section 8.4(b)(ii), Sellers shall pay to Purchaser the amount of Taxes owed by Sellers to the Purchaser pursuant to the provisions of Section 8.4(a). No payment pursuant to this Section 8.4(b)(iii) shall excuse Sellers from its indemnification obligations pursuant to Section 8.4(a) if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of Sellers’ payment under this Section 8.4(b)(iii).

(c) Tax Audits.

(i) If notice of any Legal Proceeding with respect to Taxes of the Company (a “Tax Claim”) shall be received by Purchaser for which Sellers may reasonably be expected to be liable pursuant to Section 8.4(a), Purchaser shall promptly notify Sellers in writing of such Tax Claim; provided, however, that the failure of Purchaser to give Sellers notice as provided herein shall not relieve Sellers of their obligations under this Section 8.4 except to the extent that Sellers are actually and materially prejudiced thereby.

(ii) Purchaser shall have the right, at the expense of Sellers to the extent such Tax Claim is subject to indemnification by Sellers pursuant to Section 8.4(a) hereof, to represent the interests of the Company in any Tax Claim; provided, that with respect to a Tax Claim relating exclusively to taxable periods ending on or before the Closing Date, Purchaser shall not settle such claim without the consent of Sellers, which consent shall not be unreasonably withheld.

(d) Disputes. Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm acceptable to Sellers and Purchaser. The fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Purchaser on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner that the Party responsible for preparing such Tax Return deems correct.

8.5 Tax Treatment of Indemnity Payments. Sellers and Purchaser agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Cash Consideration for all income tax purposes. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article VIII is determined to be taxable to the Party receiving such payment by any Tax Authority, the paying Party shall also indemnify the Party receiving such payment for any Taxes incurred by reason of the receipt of such payment and any Losses incurred by the Party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

ARTICLE IX

TERMINATION

9.1 Termination of Agreement. This Agreement may be terminated prior to the Closing under any of the following circumstances and conditions:

(a) automatically if the Closing has not been accomplished within eighteen (18) months of the date hereof, provided that this Agreement shall continue to be effective if the Parties otherwise agree to extend the term of this Agreement;

(b) by written consent of each Party;

(c) by written notice from Purchaser to the other Parties that there has been an event, change, occurrence or circumstance, individually or in the aggregate that has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company or the Sellers;

(d) by any Party if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

(e) by Purchaser or Sellers if the other Parties shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement in any material aspect, or if any representation or warranty of such other Parties shall have become untrue in any material aspect, and such breach is incapable of being cured within thirty (30) days following receipt of a notice sent by the non-breaching Party.

9.2 Procedure Upon Termination. In the event of termination, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate upon arrival of such notice to the other Party or Parties, and the purchase of the Equity Interests hereunder shall be abandoned, without further action by Purchaser, the Company or Sellers.

9.3 Effect of Termination.

(a) In the event that this Agreement is validly terminated, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination (other than any indemnification liability arising from Article VIII hereof); provided, however, that the obligations of the Parties set forth in this Section 9.3 and Article X hereof shall survive any such termination and shall be enforceable hereunder.

(b) In the event that this Agreement is validly terminated as provided herein, but the Amended Business License has been issued by SAIC, the Parties agree to jointly apply to SAIC in writing for the cancellation of the Amended Business License; if Purchaser has made any prepayment of any portion of the Cash Consideration in order to obtain the Amended Business License or the Amended Certificate of Approval, .such prepayment shall be returned to Purchaser within five (5) Business Days after the termination of this Agreement.

(c) Sellers shall return all of the Advance Payment to Buyer within 5 Business Days after the termination unless this Agreement is terminated pursuant to Section 9.1(e) due to any misrepresentation or breach by Purchaser.

ARTICLE X

MISCELLANEOUS

10.1 Expenses. Except as otherwise provided in this Agreement, Sellers and Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

10.2 Specific Performance. Without prejudicing other rights and remedies which a Party may have under this Agreement, Sellers acknowledge and agree that damages may not be an adequate remedy for any breach of this Agreement and the remedies of injunction, specific performance and other non monetary remedies as permitted by applicable Law are appropriate for any threatened or actual breach of any provision of this Agreement (in addition to other remedies to which Purchaser may be entitled under the laws of the PRC) and no proof of special damages shall be necessary for the enforcement of the rights under this Section 10.2.

10.3 Dispute Resolution.

(a) Except as otherwise expressly provided herein, any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be submitted to HKIAC in accordance with the Arbitration Administration Procedures of HKIAC and the Arbitration Rules of International Chambers in force on the date when the notice of arbitration is submitted. The arbitration panel shall consist of three (3) arbitrators. Purchaser and Sellers shall each select one arbitrator, and a third arbitrator shall be jointly selected by Purchaser and Sellers through mutual agreement. If no agreement is reached, the third arbitrator shall be appointed by HKIAC. Each arbitrator shall be impartial and independent of the Parties and shall have more than ten (10) years’ legal practice experience. The above third arbitrator shall not be a citizen of the PRC or Australia. The place of the arbitration shall be in Hong Kong. The arbitral proceedings shall be conducted in English and Chinese. To the extent a translator is necessary during the arbitration, the Parties shall stipulate a neutral, official translator for the arbitration proceedings, acceptable to HKIAC. If the Parties are unable to agree on an official translator, then HKIAC shall appoint one.

(b) The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitral award (including witness expenses, attorneys’ fees and the cost of the translator appointed in accordance with Section 10.3(a) above) shall be borne by the losing party, unless otherwise determined by the arbitral award.

(c) When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to fulfill their respective obligations (and shall be entitled to exercise their rights) under this Agreement.

(d) Each Party also consents generally in respect of any proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

(e) Any decision or award of the arbitration panel shall be enforceable by any court having jurisdiction over the Party against which the decision or award has been rendered, or wherever assets of the Party against which the decision or award has been rendered can be located. If it becomes necessary for a Party to enforce an arbitral award by legal action of any kind, the defaulting Party shall pay all reasonable costs and expenses, including attorney’s fees, that shall be incurred by the Party seeking to enforce the award.

10.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof (including the documents executed by the Parties for implementation of the transaction hereunder and not in conflict with this Agreement) and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as expressly provided herein, all remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

10.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by any of the following reputable international overnight courier: EMS, DHL or FEDEX (with written confirmation of receipt) or three (3) Business Days after such dispatch in the case of international deliveries, in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Sellers, to:

HUNAN MULIN MODERN FOOD COMPANY, LTD.

________________________________

________________________________

________________________________

AUSTRALIA AUSNUTRIA DAIRY PTY LTD

________________________________

________________________________

________________________________

CHEN YUANRONG

________________________________

________________________________

________________________________

If to the Company, to:

AUSNUTRIA DAIRY (HUNAN) COMPANY LTD

_______________________________

_______________________________

_______________________________

If to Purchaser, to:

MOVEUP LIMITED
___________________
___________________
___________________
___________________
___________________

With a copy to:

Weil, Gotshal & Manges LLP
38/F Tower 2 Plaza 66
1366 Nanjing Road (W)
Shanghai 200040, P.R. China
Facsimile: +86 21 3217 9511
Attention: Mr. Steven Xiang

A delivery between the mainland part of PRC (excluding Hong Kong, Macao and Taiwan) and Hong Kong shall be considered an international delivery.

10.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, this Agreement shall not create or deemed to create any third party benefit for any individual or entity who is not a Party hereto. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other Parties hereto and any attempted assignment without the required consents shall be void.

10.9 Counterparts. This Agreement is written and executed in Chinese and English and both versions shall have equal force and effect. Each Party acknowledges that it has reviewed both language texts and that they are substantially the same in all material respects. In the event that there is any discrepancy between the Chinese and English versions, the arbitration panel as constituted pursuant to Section 10.3(a) shall decide which version more accurately reflects the true intention of the Parties. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.10 Effect. This Agreement shall become effective and binding upon each Party, its successors and permitted assigns.

10.11 Third Party Beneficiary. Except to the extent expressly stated otherwise herein, nothing in this Agreement is intended to confer upon any Person other than the Parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER: MOVEUP LIMITED

By:	/s/ Michael Tung
Name: Michael Tung
Title: Director

SELLERS:

HUNAN MULIN MODERN FOOD COMPANY LTD.

By:	/s/ Wu Xing Xing
Name: Wu Xing Xing
Title: Chairman

AUSTRALIA AUSNUTRIA DAIRY PTY LTD.

By:	/s/ Wu Yue Shi
Name: Wu Yue Shi
Title: Managing Director

CHEN YUANRONG /s/ Chen Yuanrong CHEN YUANRONG

COMPANY:

AUSNUTRIA DAIRY (HUNAN) COMPANY LTD.

By:	/s/ Yan Wei Bin
Name: Yan Wei Bin
Title: Chairman

SCHEDULE 1

EQUITY INTERESTS

Sellers	Percentage	Certificates
Hunan Mulin Modern Food Company, Ltd.	43%
Australia Ausnutria Dairy Pty Ltd.	25%
Chen Yuanrong	32%

EXHIBIT A

Payment Acknowledgement (Form)

Pursuant to the Equity Transfer Agreement dated as of [•](the “Agreement”), by and among MOVEUP LIMITED (“Purchaser”), AUSNUTRIA DAIRY (HUNAN) COMPANY LTD. (the “Company”), HUNAN MULIN MODERN FOOD COMPANY, LTD. (the “Domestic Shareholder”), AUSTRALIA AUSNUTRIA DAIRY Pty (the “Foreign Shareholder”) and Mr. CHEN YUANRONG (the “Management Shareholder”), (with capitalized terms defined in the Agreement having the same meaning when used herein), [Domestic Shareholder] hereby acknowledge that:

(a) it has received an amount equal to [RMB One Hundred And Fifty Million Five Hundred Thousand (RMB 150,500,000.00)] in accordance with Section 2.2 of the Agreement, which represents the payment in full by Purchaser for the purchase of [forty three percent (43%)] of the Equity Interests of the Company; and

(b) There is not any payment outstanding by Purchaser under the Agreement.

[HUNAN MULIN MODERN FOOD COMPANY, LTD.]

By:

Name:
Title:

EXHIBIT B

Closing Certificate (Form)
EXHIBIT B

FORM OF SELLERS AND COMPANY CLOSING CERTIFICATE

AUSNUTRIA DAIRY (HUNAN) COMPANY LTD.
HUNAN MULIN MODERN FOOD COMPANY, LTD.
AUSTRALIA AUSNUTRIA DAIRY PTY
AND
CHEN YUANRONG

CLOSING CERTIFICATE

[DATE]

Reference is hereby made to the Equity Purchase Agreement, dated as of [●] (the “Equity Purchase Agreement”), by and among (1) MOVEUP LIMITED (“Purchaser”), a company duly organized and existing under the laws of Samoa, (2) AUSNUTRIA DAIRY (HUNAN) COMPANY LTD., a Sino-foreign equity joint venture duly organized under the laws of the People’s Republic of China (“Company”), and (3) HUNAN MULIN MODERN FOOD COMPANY, LTD., a limited liability company organized and existing under the laws of the People’s Republic of China (the “Domestic Shareholder”), AUSTRALIA AUSNUTRIA DAIRY Pty, a company organized and existing under the laws of Australia and (the “Foreign Shareholder”) and Mr. CHEN YUANRONG (the “Management Shareholder”), a PRC Resident with PRC identification card number _____________ and address at _______________________________ (each of Domestic Shareholder, Foreign Shareholder and Management Shareholder is referred to herein individually as an “Seller”, and collectively as the “Sellers”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Equity Purchase Agreement.

The undersigned authorized officers of Sellers and the Company hereby certify to Purchaser as follows:

1. The representations and warranties of Sellers set forth in the Equity Purchase Agreement are true and correct in all material respects as of the date of the Equity Purchase Agreement and as of the date hereof, as though made as of the date hereof.

2. Sellers have each performed and complied with all agreements, obligations and conditions required in the Equity Purchase Agreement which each is required to perform or comply with on or before the Closing.

3. Since the date of the Equity Purchase Agreement, there has not been any event, change, occurrences or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect.

4. No actions have been instituted or threatened or claim or demand made against either of the Sellers or the Company seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated under the Equity Purchase Agreement, and there is not in effect any Order of any Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated under the Equity Purchase Agreement.

This certificate is issued by Sellers and the Company in accordance with Section 2.5 of the Equity Purchase Agreement.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of the date first above written.

AUSNUTRIA DAIRY (HUNAN) COMPANY LTD.
By:

Name:
Title:

HUNAN MULIN MODERN FOOD COMPANY, LTD.
By:

Name:
Title:

AUSTRALIA AUSNUTRIA DAIRY PTY
By:

Name:
Title:

CHEN YUANRONG
__________________________

EXHIBIT C

List of Deliverables to the Purchaser on the Closing Date

1. The Equity Purchase Agreement executed and delivered by all Parties thereto.

2.	The Amended Certificate of Approval of the Company, evidencing that Purchaser owns 100% of the equity in the Company.

3.	The Amended Business License of the Company, evidencing that Purchaser owns 100% of the equity in the Company.

4.	Certified Board resolutions of Domestic Shareholder, approving the transactions contemplated under the Equity Purchase Agreement.

5.	Certified Board resolutions of Foreign Shareholder, approving the transactions contemplated under the Equity Purchase Agreement.

6.	Certified unanimous Board resolutions of the Company, approving the transactions contemplated under the Equity Purchase Agreement.

7.	Payment Acknowledgment to be executed and delivered by each of Domestic Shareholder, Foreign Shareholder and Management Shareholder.

8.	Closing Certificate to be executed and delivered by each of Domestic Shareholder, Foreign Shareholder and Management Shareholder.

9.	Non-Compete and Confidentiality Agreement each of Domestic Shareholder, Foreign Shareholder and Management Shareholder.

10.	Trademark registrations showing all the Trademarks related to the names of the Company and names of the products of the Company are registered to be owned by the Company.

2

EXHIBIT D

Form of Non-competition and Non-solicitation Agreement

3

SCHEDULE 3.3 (b) SELLERS’ DISCLOSURE OF THIRD PARTY’S CONSENT

SCHEDULE 3.5 LIST OF PENDING LEGAL PROCEEDINGS INITIATED AGAINST SELLERS

SCHEDULE 4.3 (b) COMPANY’S DISCLOSURE OF THIRD PARTY’S CONSENT

SCHEDULE 4.9 DISCLOSURE OF SPECIFIC DEVELOPMENT

SCHEDULE 4.10 (d) DISCLOSURE OF APPLICABLE TAX AND TAX RETURNS FILED BY COMPANY

SCHEDULE 4.11(a) REAL PROPERTIES OWNED BY COMPANY

SCHEDULE 4.12 (b) LEASE OF PERSONAL PROPERTY IN EXCESS OF RMB 75,000

SCHEDULE 4.13 (a) LISTS OF INTELLECTUAL PROPERTY OF COMPANY

SCHEDULE 4.13 (b) EXCEPTIONS TO COMPANY’S INTELLECTUAL PROPERTY RIGHTS

SCHEDULE 4.13 (c) INTELLECTUAL PROPERTY RIGHTS NOT SOLELY OWNED BY COMPANY

SCHEDULE 4.13 (d) INTELLECTUAL PROPERTY LICENSE

SCHEDULE 4.13 (e) ENCUMBRANCE TO INTELLECTUAL PROPERTY RIGHTS

SCHEDULE 4.13 (f) CONTRACTS CONCERNING INTELLECTUAL PROPERTY RIGHTS

SCHEDULE 4.13 (i) LIST OF SOFTWARE AND HARDWARE

SCHEDULE 4.13 (j) INTELLECTUAL PROPERTY LITIGATION

SCHEDULE 4.13 (k) PERSONS INFRINGING INTELLECTUAL PROPERTY

SCHEDULE 4.14 (a) DISCLOSURE OF MATERIAL CONTRACTS

SCHEDULE 4.14 (b) TERMINATION, ACCELERATION OR MODIFICATION OF MATERIAL CONTRACTS

SCHEDULE 4.15 (a) EMPLOYEE’S BENEFIT PLAN

SCHEDULE 4.15 (j) EMPLOYEES LIST

4

SCHEDULE 4.16 (a) LABOR OR COLLECTIVE BARGAINING AGREEMENT

SCHEDULE 4.16 (b) LABOR ORGANIZATION REPRESENTING EMPLOYEES

SCHEDULE 4.17 LIST OF PENDING LEGAL PROCEEDINGS INITIATED AGAINST COMPANY

SCHEDULE 4.18 (a) DISCLOSURE OF INVESTIGATION INITIATED AGAINST COMPANY BY GOVERNMENTAL BODY

SCHEDULE 4.18 (b) LIST OF COMPANY PERMITS

SCHEDULE 4.19 (g) DISCLOSURE OF ENVIRONMENTAL HARZARDOUS MATERIALS

SCHEDULE 4.20 LIST OF INSURANCE POLICIES SUBSCRIBED BY COMPANY

SCHEDULE 4.23 DISCLOSURE OF RELATED PARTY TRANSACTION

SCHEDULE 4.24 (a) LIST OF TEN (10) LARGEST VENDORS/CUSTOMERS AND SUPPLIERS OF COMPANY

SCHEDULE 4.26 LIST OF BANKS WHERE COMPANY HAVE ACCOUNT

SCHEDULE 5.3(b) PURCHASER’S DISCLOSURE OF ANY THIRD PARTY CONSENT

SCHEDULE 7.1(h) PERSONS TO SIGN NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

5

CONFIDENTIAL

AMERICAN DAIRY, INC.

(as the “Lender”)

and

MOVEUP LIMITED

(as the “Borrower”)

LOAN AGREEMENT

Dated as of June 27, 2007

THIS LOAN AGREEMENT (this “Agreement”) is made on June 27, 2007.

BETWEEN

(1)	American Dairy, Inc., a company incorporated under the laws of ___________________ (“Lender”); and

(2)	Moveup Limited, a company incorporated under the laws of Samoa (the “Borrower”).

Each of the parties named above shall be referred to as a “Party”, and collectively as the “Parties”.

WHEREAS

(A)
Borrower is contemplating purchasing 100% of the equity interest (the “Acquisition”) in Ausnutria Dairy (Hunan) Company, currently an equity joint venture established under the laws of the People’s Republic of China (“PRC”); and

(B)	Lender is willing to make the loan under the terms and conditions of this Agreement for the purpose of the Acquisition.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows:

1.	DEFINITION

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Person” shall mean any individual, firm, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental agency or other entity.

“Repayment Date” shall mean the fifth anniversary of the date hereof.

“RMB” shall mean the lawful currency of PRC.

“US$” shall mean the lawful currency of the United States of America.

2.	THE LOAN

Subject to the terms of this Agreement, Lender will make an advance in US$ or other convertible currency in an amount equivalent to US$ 10 million (the “Loan”) to Borrower on the date that Borrower is obligated to make any deposit or advance payment for the Acquisition (the “Effective Date”).

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3.	ADVANCE OF THE LOAN

On the Effective Date, Lender will release the funds of the Loan by wire transfer or other means mutually agreed between the Parties to an account designated by Borrower.

4.	INTEREST

4.1	Subject to Section 4.2 below, the Loan shall not bear any interest.

4.2
Notwithstanding Section 4.1 above, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of the Loan, and the amount of all other obligations then due and payable hereunder, shall bear interest at a rate that is twelve percent per annum. Such interest shall be payable on demand.

5.	REPAYMENT

Borrower promises to repay the Loan in full on the Repayment Date or earlier if required by the terms hereof.

6.	PAYMENTS

6.1
Borrower shall make all payments of principal and interest in respect of the Loan hereunder in the same currency of the Loan advanced by the Lender free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any relevant taxing jurisdiction unless such withholding or deduction is required by applicable law. In the event that any withholding or deduction is required by applicable law, Borrower shall pay such additional amounts as will result in the receipt by the Lender of such net amount as would have been received by it if no such withholding or deduction had been required.

6.2	Unless otherwise agreed by Lender, all such interest and principal shall be paid to the bank account of Lender or any other person or entity as the Lender may designate to Borrower for this purpose.

7.	REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, Borrower represents and warrants each of the following to the Lender, on and as of the date hereof and after giving effect to the making of the Loan on the Effective Date:

7.1	Borrower has the authority and legal power to enter into this Agreement and to borrow the Loan pursuant to the terms hereof.

7.2
The execution, delivery and performance by Borrower of this Agreement do not and will not (a) violate any laws applicable to Borrower, (b) conflict with or result in the breach of, or constitute a default under, any material contractual obligation of Borrower or (c) require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental agency or any other Person.

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7.3
This Agreement has been duly executed and delivered by Borrower. This Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with the terms hereof.

8.	COVENANTS OF BORROWER

So long as any amount of the Loan under this Agreement remains outstanding, Borrower shall:

8.1	use the proceeds of the Loan for the payment of any deposit or advance payment or the purchase price of the Acquisition; and

8.2
use its best effort to consummate the Acquisition, including entering into all the definitive agreements as necessary, filing for all the registrations or approvals for the Acquisition required under the applicable law, and complying with the covenants set forth in the definitive agreements; and

9.	EVENTS OF DEFAULT

9.1	An “Event of Default” shall mean any of the following events:

9.1.1	Borrower fails to pay any amount of the Loan, interest or fees when they become due and payable under this Agreement;

9.1.2	Borrower fails to perform, observe or comply with any of the covenants contained in Section 8 hereof; or

9.1.3	Any representation or warranty made by Borrower herein is not true and correct when made.

9.2
Upon the occurrence of an Event of Default, the Lender may, by notice to Borrower, declare the Loan, all interest thereon and all other amounts and obligations payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts and obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the remedies set forth above, the Lender may commence such legal action or proceedings or exercise any other remedies provided by applicable law.

10.	AMENDMENT AND MODIFICATION

Except as otherwise permitted herein, this Agreement and its provisions may be amended, supplemented, changed, modified or terminated by a writing signed by both Parties.

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11.	LOAN ASSIGNMENT

Subject to the prior notification to Borrower but without the necessity of obtaining Borrower’ consent, Lender may, at the Lender’s sole discretion, assign its rights and liabilities under this Agreement to an Affiliate of Lender.

12.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

13.	ARBITRATION

The Parties agree to negotiate in good faith to resolve any disputes among them regarding this Agreement. If any dispute cannot be resolved through negotiation, it shall be resolved through arbitration at HKIAC in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be three (3) arbitrators on the arbitration panel. Borrower and Lender shall each appoint one arbitrator, and the third arbitrator shall be selected by the chairman of HKIAC. The language used throughout the arbitral proceedings shall be English. The arbitration award shall be final and binding on the Parties. The costs of arbitration and enforcing the arbitral award (including witness expenses, attorneys' fees) shall be borne by the losing Party, unless otherwise determined by the arbitration panel.

14.	MISCELLANEOUS

14.1
Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14.2	Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

14.3
Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The Parties further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement the day and year first above written.

Lender: AMERICAN DAIRY, INC.	Borrower: MOVEUP LIMITED

By: /s/ Leng You Bin	By: /s/ Michael Tung
Name: Leng You Bin	Name: Michael Tung
Title: Chief Executive Officer	Title: Director

CONFIDENTIAL

SHARE SUBSCRIPTION AGREEMENT

by and between

AUSNUTRIA DAIRY INTERNATIONAL LTD.

and

AMERICAN DAIRY, INC.

Dated: August 12, 2007

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT, dated as of August __, 2007 (this “Agreement”), is entered into by and between:

(1)	Ausnutria Dairy International Ltd., a company incorporated under the laws of Cayman Islands, as the issuer (the “Company”), and

(2)	American Dairy, Inc.; a company incorporated under the laws of the State of Utah, of the United States of America, as the subscriber (the “Subscriber”)

Each of (1) and (2) shall be referred to as a “Party”, and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is a company incorporated under the laws of Cayman Islands, and is authorized to issue 5,000,000 shares of ordinary shares with par value of US$0.01, out of which 50 shares have been issued to Mr. Michael Tung and are currently outstanding;

WHEREAS, the Company has subscribed to 10,000 shares of Moveup Limited, a company incorporated under the laws of Samoa (“Moveup”), the subscription price of which was paid by the Company’s assumption of Moveup’s obligation to repay the Loan as defined below;

WHEREAS, Moveup has entered into an Equity Purchase Agreement to purchase 100% of the equity interest in Ausnutria Dairy (Hunan) Company Ltd. (the “Target Company”), currently an equity joint venture established under the laws of the People’s Republic of China, from its current shareholders;

WHEREAS, the Subscriber has made a loan (the “Loan”) to Moveup in the amount of $10 million under a Loan Agreement dated June 28, 2007 (the “Loan Agreement”) for the purposes of making a deposit or advance payment by Moveup for the acquisition of the Target Company (the “Acquisition”); and

WHEREAS, the Subscriber desires to invest in the Company, and the Company desires to accept the investment and issue certain number of its ordinary shares of capital to the Subscriber (the “New Shares”) pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

1.1 Definitions.

As used in this Agreement, and unless otherwise defined in this Agreement, the capitalized terms have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, New York and the PRC are authorized or required by law or executive order to close.

“Charter Documents” mean the Memorandum and Articles of Association of the Company.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the government of the PRC and any other relevant jurisdiction).

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“PRC” has the meaning set forth in the recitals of this Agreement, and for the purpose of this Agreement shall exclude Hong Kong, Taiwan and Macau.

“US$” means United States dollars.

2. Subscription of new shares

2.1 Subscription and Issuance of SharesSubscriber hereby agrees to subscribe for, and the Company hereby agrees to issue to Subscriber as of the date hereof, the total number of 49 New Shares with par value of US$0.01 per share at the total purchase price of US$ 266.07 (the “Subscription Price”).

2.2 Payment The Subscription Price shall be made by the Subscriber by forgiving a portion of the Loan in the amount of US$ 266.07.

2.3 Registration of Member The Company shall, as promptly as practicable, register the Subscriber as holder of 49 ordinary shares in its Register of Members. If requested by Subscriber, the Company shall deliver to Subscriber a share certificate issued in the name of Subscriber evidencing the 49 New Shares issued to Subscriber.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to the Subscriber as of the date hereof that:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

3.2 All corporate action required to be taken by the Company and its officers and directors necessary for the authorization, execution, delivery of this Agreement and to issue the New Shares hereunder, has been taken or will be taken as required under the Charter Documents or applicable law. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws or other laws affecting creditor’s rights generally or by general equitable principles.

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3.3 The authorized capital of the Company consists of 5, 000, 000 shares, 50 shares of which have been issued and are outstanding prior to the execution of this Agreement. All of the outstanding shares have been duly authorized and validly issued and were issued in compliance with the Charter Documents.

3.4 The New Shares, when issued and subscribed in accordance with the terms and conditions set forth in this Agreement, will be validly issued and free of restrictions on transfer other than those under the Charter Documents and applicable laws.

3.5 The execution, delivery and performance by the Company of this Agreement and the consummation of the transaction contemplated hereby or compliance by the Company with any of the provisions hereof will not result in, with or without the passage of time and giving of notice, (i) a violation of any provision of any laws applicable to the Company or to the transactions contemplated herein, (ii) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (iii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber represents and warrants to the Company as of the date hereof that:

4.1 The Subscriber is a company duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and legal capacity and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute its valid and legally binding obligation, enforceable against the Subscriber in accordance with its terms except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws or other laws affecting creditor’s rights generally or by general equitable principles.

4.2 The execution, delivery and performance by Subscriber of this Agreement, and the consummation of the contemplated transaction hereunder, do not and will not conflict with, contravene, result in violation or breach of or default (with or without the giving of notice or the lapse of time or both): (a) any law applicable to the Subscriber or any of its properties or assets; (b) any contract, agreement or other instrument to which the Subscriber is a party or by which its properties or assets may be bound, except for violations and defaults that, individually and in the aggregate, would not materially impair the ability of the Subscriber to perform its obligations hereunder.

4.3 The Subscriber hereby confirms, that the New Shares to be acquired by the Subscriber will be acquired for investment for the Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

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4.4 The Subscriber acknowledges that all share certificates evidencing the New Shares subscribed hereunder shall bear (i) the following legend:

“These securities have been acquired for investment and have not been registered under the US Securities Act of 1933 or the securities laws of any state and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an exemption therefrom.” and

(ii) any legend required by any applicable securities law.

5.  CALL OPTION OF SUBSCRIBER

5.1 Call Option.

In the event of a Trigger Event (as defined in Section 5.3 below), the Subscriber shall have the right (the “Call Option”) to subscribe, and the Company shall be obligated to issue to the Subscriber additional ordinary shares at the call price of US$ 5.43 per share, so that the total number of ordinary shares held by the Subscriber shall be not higher than 49.22% of total number of ordinary shares outstanding.

5.2 Exercise of Call Option.

The exercise of the Call Option shall be effected by the Subscriber’s delivery to the Company of a written notice (the “Call Notice”) identifying the applicable Trigger Event, the number of the shares the Subscriber elects to prescribe pursuant to this Section 5 (the “Called Shares”) and the total call price determined pursuant to Section 5.1 above (the “Call Price”). The Subscriber and the Company hereby agree that any Call Price may be paid by the forgiveness of a portion of the Loan in the amount of such Call Price by the Subscriber, at the election of the Subscriber, or by other means mutually agreed by the Subscriber and the Company.

5.3 Trigger Event.

For purposes of this Agreement, a “Trigger Event” shall mean the issuance by the Company of any new ordinary shares or any securities convertible to ordinary shares to any Person after the date hereof.

5.4 Termination of the Call Option.

The Call Option shall terminate and be of no further force and effect upon the earlier of (a) the expiration of the five (5) year period following the date hereof, or (b) the date on which the total number of ordinary shares of the Company held by the Subscriber through subscription from the Company (and not by way of purchase from other members of the Company) is equal to or higher than 3,739.061.

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6. TERMINATION OF AGREEMENT

This Agreement may be terminated by mutual written consent of the Company and the Subscriber.

7. MISCELLANEOUS

7.1 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with confirmation of transmission report) or (iii) one (1) Business Day following the day sent by any of the following reputable international courier: EMS, DHL or FEDEX or three (3) Business Days after such dispatch in the case of international deliveries, in each case at the following addresses and facsimile numbers:

(a) if to the Company:

AUSNUTRIA DAIRY INTERNATIONAL LTD.
c/o Corporate Filing Services Limited
4th Floor, Harbour Centre, PO Box 613
Grand Cayman KY1-1107, Cayman Islands
Fax:__________________
Attn: President

with a copy to:

Weil, Gotshal & Manges LLP
38/F Tower 2 Plaza 66
1366 Nan Jing Road (W)
Shanghai 200040
The People's Republic of China
Fax: 86-21-6288-3866
Attention: Kevin Ban

(b) If to the Subscriber

AMERICAN DAIRY, INC.
2275 Huntington Drive, #278
San Marino, California 91108
Fax: 1-626 289 0087
Attn: Mr. Leng Youbin

with a copy to:

AMERICAN DAIRY, INC.
Star City Int'l Bldg., No. 10 Jiuxianqiao Rd., C-16th FL
Chaoyang District
Beijing, China 100016
Fax: 86 10 8456 7768

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7.2 Successors and Assigns; Third Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

7.3 Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by a facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

7.4 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.5 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CAYMAN ISLANDS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

7.6 Arbitration.

(a) Except as otherwise provided in this agreement, any dispute or claim arising out of or in connection with or relating to this agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration. The Company and the Subscriber shall each select one arbitrator, and the third arbitrator shall be selected by the chairman of HKIAC. The place of arbitration shall be in Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 7.5 . Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

(b) Unless the arbitration tribunal shall determine or rule otherwise, the costs and expenses of the arbitration, including the fees of the attorneys shall be borne by the losing side.

(c) Any award made by the arbitration tribunal shall be final and binding on each side to the dispute. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the arbitration tribunal so that there shall be no appeal to any court of law from the award of the arbitration tribunal.

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(d) This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

7.7 Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

7.8 Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings between the Parties with respect to such subject matter.

7.9 Acknowledgement and Consent by Subscriber

Subscriber hereby acknowledges that it has received request for consent from Moveup to assign Moveup’s obligations under the Loan Agreement to the Company, and hereby consents to such assignment.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

AUNUTRIA DAIRY INTERNATIONAL LTD.

By:	/s/ Michael Tung
Name: Michael Tung Title: Director

SUBSCRIBER: AMERICAN DAIRY, INC.

By:	/s/ Leng You Bin
Name: Leng You Bin Title: Chief Executive Officer

CONFIDENTIAL

AMENDMENT NO. 1
dated as of August __, 2007

to

EQUITY PURCHASE AGREEMENT

dated as of August 2, 2007

This Amendment No. 1 dated as of August __, 2007 (this “Amendment”) to the Equity Purchase Agreement dated as of August 2, 2007 (as amended the “Equity Purchase Agreement”) is made by and among

a.	MOVEUP LIMITED, a company duly organized under the laws of Samoa (“Purchaser”);

b.	AUSNUTRIA DAIRY (HUNAN) COMPANY LTD., a Sino-foreign equity joint venture duly organized under the laws of the People’s Republic of China (the “Company”);

c.
HUNAN MULIN MODERN FOOD COMPANY, LTD., a limited liability company organized and existing under the laws of the People’s Republic of China (the “Domestic Shareholder”), AUSTRALIA AUSNUTRIA DAIRY Pty Ltd., a company organized and existing under the laws of Australia and (the “Foreign Shareholder”) and Mr. CHEN YUANRONG (the “Management Shareholder”), a PRC Resident (each of Domestic Shareholder, Foreign Shareholder and Management Shareholder is referred to herein individually as an “Seller”, and collectively as the “Sellers”).

Each of Purchaser, the Company and Sellers shall be referred to in this Amendment as a “Party”, collectively “Parties.”

In consideration of the premises and the covenants and agreements hereinafter contained, the Parties agree as follows:

1.	Except as otherwise defined in this Amendment, all capitalized terms used in this Amendment shall have the same meanings as defined in the Equity Purchase Agreement.

2.	Effective as of the date hereof, the Equity Purchase Agreement shall be amended as follows:

a.	The following paragraph shall be inserted at the end of Section 7.1 (Conditions Precedent to Obligations of Purchaser) of the Equity Purchase Agreement:

“(k) Prior to the Closing, the Domestic Shareholder shall have assigned to the Company all of the land use rights with respect to the Ausnutria Land and all of the ownership rights with respect to all buildings and other real property located on the Ausnutria Land. “Ausnutria Land” means the plot of land with an area of 66,523.305 square meters located to the south of Wangwang Road (       ) and to the east of Dianchang Avenue (        ) and is within the High-Tech Food Industrial Park of Hunan Province (                             ), the land use right of which was granted to the Domestic Shareholder under a Land Use Contrac dated July 21, 2000 between Domestic Shareholder and the People's Government of Wangcheng County.”

b.	The following items shall be inserted at the end of Exhibit C (List of Deliverables to the Purchaser on the Closing Date) to the Equity Purchase Agreement.

“11.   Land use right certificate issued by the appropriate Government Body to the Company with respect to the Ausnutria Land with a term expiring no earlier than July 31, 2051.

“12. Building ownership certificate issued by the appropriate Government Body to the Company with respect to each of the buildings and other real property located on the Ausnutria Land.”

3.	This Amendment shall be governed by and construed in accordance with the laws of the People’s Republic of China.

4.
This Amendment is written and executed in Chinese and English and both versions shall have equal force and effect. Each Party acknowledges that it has reviewed both language texts and that they are substantially the same in all material respects. In the event that there is any discrepancy between the Chinese and English versions, the arbitration panel as constituted pursuant to Section 10.3(a) of the Equity Purchase Agreement shall decide which version more accurately reflects the true intention of the Parties.

5.
This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

6.	The Equity Purchase Agreement as expressly amended and modified by this Amendment are hereby confirmed and shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER: MOVEUP LIMITED

By:
Name:
Title:

SELLERS: HUNAN MULIN MODERN FOOD COMPANY LTD.

By:
Name:
Title:

AUSTRALIA AUSNUTRIA DAIRY PTY LTD.

By:
Name:
Title:

CHEN YUANRONG

COMPANY: AUSNUTRIA DAIRY (HUNAN) COMPANY LTD.

By:
Name:
Title:

EXHIBIT 31.1

CERTIFICATION

I, Leng You-Bin, certify that:

1. I have reviewed this quarterly report on Form 10-Q of American Dairy, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures [as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)] and internal control over financial reporting [as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)] for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over the financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 21, 2007	By:	/s/ Leng You-Bin
Leng You-Bin, Chief Executive Officer and President

EXHIBIT 31.2

CERTIFICATION

I, Liu Hua, certify that:

1. I have reviewed this quarterly report on Form 10-Q of American Dairy, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures [as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)] and internal control over financial reporting [as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)] for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over the financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 21, 2007	By:	/s/ Liu Hua

Liu Hua Treasurer and Chief Financial Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C., §1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of American Dairy, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and President, and the Treasurer and principal financial officer of the Company, hereby certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents in all material respects the financial condition and results of operations of American Dairy, Inc.

Date: August 21, 2007	By:	/s/ Leng You-Bin

Leng You-Bin Chief Executive Officer and President

By:	/s/ Liu Hua

Liu Hua Treasurer and Chief Financial Officer